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                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY

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                           RECAPITALIZATION AGREEMENT

                                  BY AND AMONG

                          CONVERGENT GROUP CORPORATION,

              CERTAIN SHAREHOLDERS OF CONVERGENT GROUP CORPORATION,

              SCOTT M. SCHLEY, AS THE SHAREHOLDERS' REPRESENTATIVE,

                       INSIGHT CAPITAL PARTNERS III, L.P.,
                        AS THE INVESTORS' REPRESENTATIVE,

                                       AND

                           THE INVESTORS NAMED HEREIN

                                 AUGUST 13, 1999




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                                TABLE OF CONTENTS

ARTICLE I.........................................................................................................2

RECAPITALIZATION TRANSACTIONS.....................................................................................2

   1.1 CONSUMMATION OF THE EDS TRANSACTIONS AND THE MTH TRANSACTIONS..............................................2
   1.2 RECAPITALIZATION...........................................................................................3
   1.3 SALE AND PURCHASE OF PURCHASED SHARES......................................................................3
   1.4 SALE OF THE SHARES OF NEW SERIES A PREFERRED STOCK; DELIVERY...............................................3
   1.5 REDEMPTION OF REDEEMED SHARES..............................................................................3
   1.6 CONSIDERATION..............................................................................................4
   1.7 DELIVERY OF PURCHASED SHARES...............................................................................4
   1.8 DELIVERY OF REDEEMED SHARES................................................................................4
   1.9 ISSUANCE OF SHARES OF NEW COMMON STOCK.....................................................................5
   1.10 TERMINATION OF EMPLOYMENT AGREEMENTS......................................................................5
   1.11 CONTINGENT PAYMENTS.......................................................................................5
   1.12 NO OTHER TRANSACTIONS; RELEASE............................................................................5

ARTICLE II  RELATED MATTERS.......................................................................................6

   2.1 HSR ACT....................................................................................................6
   2.2 STAMP AND OTHER TAXES......................................................................................6

ARTICLE III  CLOSING..............................................................................................6

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................6

   4.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER.......................................................6
   4.2 EQUITY INVESTMENTS.........................................................................................7
   4.3 CAPITAL STOCK..............................................................................................7
   4.4 DIRECTOR AND SHAREHOLDER APPROVALS.........................................................................8
   4.5 AUTHORITY; NONCONTRAVENTION; CONSENTS......................................................................8
   4.6 FINANCIAL STATEMENTS; PROJECTIONS..........................................................................9
   4.7 ABSENCE OF UNDISCLOSED LIABILITIES........................................................................10
   4.8 ABSENCE OF CHANGES........................................................................................10
   4.9 EMPLOYMENT AGREEMENTS.....................................................................................12
   4.10 TAX MATTERS..............................................................................................13
   4.11 ERISA COMPLIANCE.........................................................................................17
   4.12 TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS...............................................19
   4.13 REAL PROPERTY............................................................................................20
   4.14 INTELLECTUAL PROPERTY....................................................................................21
   4.15 AGREEMENTS, NO DEFAULTS, ETC.............................................................................22
   4.16 COMPLIANCE WITH LAWS.....................................................................................23
   4.17 LITIGATION, ETC..........................................................................................23
   4.18 INSURANCE................................................................................................23
   4.19 LABOR RELATIONS; EMPLOYEES...............................................................................24
   4.20 ENVIRONMENTAL MATTERS....................................................................................25
   4.21 CHANGE IN CONTROL........................................................................................25
   4.22 STATE TAKEOVER STATUTES..................................................................................25
   4.23 CONFLICTS OF INTEREST....................................................................................25
   4.24 BROKERS..................................................................................................26
   4.25 RELATED TRANSACTIONS.....................................................................................26
   4.26 DISCLOSURE...............................................................................................26
   4.27 ACCOUNTS AND NOTES RECEIVABLE............................................................................26
   4.28 ACCOUNTS AND NOTES PAYABLE...............................................................................27

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
   4.29 BANK ACCOUNTS: POWER OF ATTORNEY.........................................................................27
   4.30 SUPPLIERS AND VENDORS....................................................................................27
   4.31 CUSTOMER RELATIONS, PROFITABILITY........................................................................27
   4.32 YEAR 2000................................................................................................27
   4.33 OWNERSHIP OF THE COMPANY.................................................................................28
   4.34 DEFINITION OF "KNOWLEDGE."...............................................................................28
   4.35 PRIOR TRANSACTIONS.......................................................................................29

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE RESPONSIBLE SHAREHOLDERS........................................29

   5.1 TITLE TO SHARES...........................................................................................29
   5.2 AUTHORITY.................................................................................................29
   5.3 NONCONTRAVENTION..........................................................................................29
   5.4 CONSENTS..................................................................................................30
   5.5 BROKERS...................................................................................................30
   5.6 NO CLAIMS AGAINST THE COMPANY.............................................................................30

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS......................................................30

   6.1 AUTHORITY; NONCONTRAVENTION; CONSENTS.....................................................................30
   6.2 BROKERS...................................................................................................31
   6.3 INVESTMENT REPRESENTATIONS AND WARRANTIES.................................................................31

ARTICLE VII  COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS CONCERNING REPRESENTATIONS AND WARRANTIES................32

   7.1 INDEMNIFICATION BY RESPONSIBLE SHAREHOLDERS...............................................................32
   7.2 WAIVER OF CONTRIBUTION....................................................................................32
   7.3 SUFFICIENT AUTHORIZED SHARES..............................................................................33

ARTICLE VIII  CONDUCT AND TRANSACTIONS PRIOR TO THE CLOSING; ADDITIONAL AGREEMENTS...............................33

   8.1 AFFIRMATIVE COVENANTS OF THE COMPANY......................................................................33
   8.2 NEGATIVE COVENANTS OF THE COMPANY.........................................................................33
   8.3 AFFIRMATIVE COVENANTS OF THE RESPONSIBLE SHAREHOLDERS.....................................................33
   8.4 REASONABLE EFFORTS........................................................................................35
   8.5 REPRESENTATIONS AND WARRANTIES............................................................................35
   8.6 CONSENTS..................................................................................................35
   8.7 PUBLIC ANNOUNCEMENTS......................................................................................35
   8.8 NEGOTIATION WITH OTHERS...................................................................................36
   8.9 CERTAIN TAX MATTERS.......................................................................................36
   8.10 SHAREHOLDERS' REPRESENTATIVE.............................................................................36
   8.11 INVESTORS' REPRESENTATIVE................................................................................37
   8.12 KEY MAN LIFE INSURANCE...................................................................................39
   8.13 ADDITIONAL SMALL BUSINESS COVENANTS......................................................................39

ARTICLE IX  CONDITIONS...........................................................................................40

   9.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS....................................................................40
   9.2 CONDITIONS TO OBLIGATIONS OF THE INVESTORS................................................................40
   9.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY..................................................................43
   9.4 RELEASE BY RESPONSIBLE SHAREHOLDERS.......................................................................44

ARTICLE X  INDEMNIFICATION.......................................................................................45

   10.1 INDEMNIFICATION GENERALLY; ETC...........................................................................45
   10.2 ASSERTION OF CLAIMS......................................................................................49
   10.3 NOTICE AND DEFENSE OF THIRD-PARTY CLAIMS.................................................................49
   10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............................................................50

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
   10.5 NO THIRD PARTY RELIANCE..................................................................................51
   10.6 REMEDIES EXCLUSIVE.......................................................................................51

ARTICLE XI  [INTENTIONALLY OMITTED]..............................................................................52

ARTICLE XII  MISCELLANEOUS PROVISIONS............................................................................52

   12.1 EXPENSES.................................................................................................52
   12.2 AMENDMENT................................................................................................52
   12.3 ENTIRE AGREEMENT.........................................................................................52
   12.4 SEVERABILITY.............................................................................................52
   12.5 NO THIRD-PARTY BENEFICIARIES; SUCCESSORS AND ASSIGNS.....................................................52
   12.6 HEADINGS.................................................................................................53
   12.7 NOTICES..................................................................................................53
   12.8 COUNTERPARTS.............................................................................................54
   12.9 GOVERNING LAW............................................................................................54
   12.10 INCORPORATION OF EXHIBITS AND SCHEDULES.................................................................54
   12.11 CONSTRUCTION............................................................................................54
   12.12 NON-MERGER OF REPRESENTATIONS AND WARRANTIES............................................................55
   12.13 REMEDIES; SPECIFIC PERFORMANCE..........................................................................55
   12.14 JURISDICTION, ETC.......................................................................................55
   12.15 WAIVER OF JURY TRIAL....................................................................................56
   12.16 INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES............................................56



2622060_1.DOC
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                                  RECAPITALIZATION AGREEMENT (as amended,
                           modified or supplemented, this "Agreement"), dated as of August 13, 1999, by and among CONVERGENT GROUP CORPORATION, a Delaware corporation (the "Company"), certain shareholders of the Company listed on the signature pages hereto (the "Responsible Shareholders"), Scott M. Schley, solely in his capacity as the Shareholders' Representative, the Investors listed on Schedule I hereto (the "Investors") and INSIGHT CAPITAL PARTNERS III, L.P., solely in its capacity as the Investors' Representative.

                                    RECITALS

         WHEREAS, the Company is engaged in the business (the "Subject Business") of providing technical management consulting and/or systems integration services for automated mapping/facilities management systems and/or geographic information systems and/or utility transmission and distribution systems;

         WHEREAS, the Board of Directors has approved this Agreement, the Related Documents to which the Company is a party and the transactions contemplated hereby and thereby (including the Purchase and the Redemption);

         WHEREAS, subject to the terms and conditions set forth in this Agreement, on the Closing Date the Company and the other parties hereto shall accomplish the recapitalization of the Company (the "Recapitalization") as follows:

              (a) the Company shall enter into a twenty-five million dollar ($25,000,000) secured revolving line of credit with Fleet National Bank ("Fleet") on the terms and conditions set forth in the Loan Agreement dated as of the date hereof among the Company, Fleet and the other parties thereto (the "Bank Financing");

              (b) the Company shall exercise its option to redeem 282,000 shares of its Class A Common Stock and 5,725 shares of its Series A Preferred Stock from EDS for an aggregate purchase price of $12,645,086 and 34,816 shares of its Series B Preferred Stock from EDS for an aggregate purchase price of $14,000,000 (collectively, the "EDS Transactions"). Upon consummation of the EDS Transactions, EDS shall not own any of the capital stock of the Company;

              (c) the Company shall file the Restated Charter, which shall, among other things, authorize the New Series A Preferred Stock;

              (d) the Company shall exercise its option to redeem 2,068,000 shares of its Class A Common Stock from Murray T. Holland ("MTH") for an aggregate purchase price of

$17,619,360 (the "MTH Transactions"), after which MTH shall not own any capital stock of the Company;

              (e) certain Shareholders listed on Schedule II shall exchange the number of shares of New Common Stock set forth opposite their respective names for the number of shares of New Series A Preferred Stock set forth opposite their respective names;

              (f) the Investors shall purchase (the "Purchase") an aggregate of 9,447,911 shares of New Series A Preferred Stock from certain Shareholders for an aggregate purchase price of $10,250,683, as set forth on Schedule II hereto;

              (g) the Investors shall subscribe for and purchase 32,530,778 shares of New Series A Preferred Stock from the Company for an aggregate purchase price of $35,294,766, as set forth on Schedule I hereto;

              (h) the Company shall redeem (the "Redemption") an aggregate of 1,389,024 shares of New Common Stock from certain Shareholders for an aggregate purchase price of $1,512,394, as set forth on Schedule II hereto;

              (i) the Company shall issue shares of New Common Stock (or options exercisable for New Common Stock) to the Persons identified on Schedule II hereto in the amounts set forth thereon in consideration of their continued employment with the Company;

              (j) certain Employees of the Company identified on Schedule III hereto shall terminate their current employment agreements with the Company in exchange for the consideration set forth opposite their respective names on
Schedule III.

         WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby (including the Purchase and the Redemption).

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                          RECAPITALIZATION TRANSACTIONS

1.1 CONSUMMATION OF THE EDS TRANSACTIONS AND THE MTH TRANSACTIONS.

              (a) The Company shall exercise its option to purchase all of the capital stock of the Company owned by EDS upon the terms and conditions set forth in the EDS Option Agreement.

              (b) The Company shall exercise its option to purchase all of the capital stock of the Company owned by MTH upon the terms and conditions set forth in the MTH Option Agreement.



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1.2 RECAPITALIZATION.

         Immediately following the consummation of the EDS Transactions and immediately prior to the consummation of the MTH Transactions, the Company shall file the Restated Charter, which shall, among other things, authorize the New Series A Preferred Stock. Upon the effectiveness of the Restated Charter, each authorized share and outstanding share of Common Stock shall be automatically converted into 7.83 shares of New Common Stock. Upon the effectiveness of the Restated Charter, the Shareholders identified on Schedule II shall exchange certain shares of New Common Stock then held by them for shares of New Series A Preferred Stock, and upon the surrender by such Shareholders of their shares of New Common Stock, the Company shall issue to each such Shareholder one share of New Series A Preferred Stock for each share of New Common Stock so surrendered.

1.3 SALE AND PURCHASE OF PURCHASED SHARES.

              (a) Immediately following the effectiveness of the Restated Charter, and upon the terms and subject to the conditions set forth herein, at the Closing the Shareholders identified on Schedule II hereto shall, severally but not jointly, sell, transfer, convey and assign to the Investors, that number of shares of New Series A Preferred Stock set forth opposite such Shareholder's name on Schedule II (the "Purchased Shares").

              (b) Subject to the terms and conditions hereof and of the Stock Purchase and Redemption Agreement, each Investor shall purchase from the Shareholders identified on Schedule II, severally but not jointly, that number of Purchased Shares specified opposite such Investor's name on Schedule I hereto, for an aggregate purchase price for all Investors of $10,253,135 (the "Purchased Shares Consideration").

1.4 SALE OF THE SHARES OF NEW SERIES A PREFERRED STOCK; DELIVERY.

              (a) Subject to the terms and conditions hereof, the Company shall sell and issue to each Investor, and each Investor shall purchase from the Company, severally but not jointly, that number of shares of New Series A Preferred Stock specified opposite such Investor's name on Schedule I hereto, for an aggregate purchase price for all Investors of $35,292,407 (the "Subscription").

              (b) At the Closing the Company shall deliver to each Investor the appropriate certificate(s) representing the shares of Series A Preferred Stock purchased by such Investor at the Closing, which shall be delivered against payment of the purchase price therefor in the amount specified in Schedule I, by wire transfer of same day funds.

1.5 REDEMPTION OF REDEEMED SHARES.

              (a) The Company will have authorized before the Closing the redemption of 1,389,024 shares of New Common Stock.

              (b) Upon the terms and subject to the conditions set forth herein and in the Stock Purchase and Redemption Agreement, at the Closing the Shareholders identified on Schedule II



                                      -3-
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 hereto shall, severally but not jointly
sell, transfer, convey and assign to the Company, and the Company shall redeem and purchase from such Shareholders (the "Redemption"), that number of shares of New Common Stock (the "Redeemed Shares") set forth opposite such Shareholder's name on Schedule II hereto. As payment for the Redeemed Shares, the Company shall pay to the Shareholders by wire transfer or check the amount set forth opposite each such Shareholder's name on Schedule II hereto ($1,512,394 in the aggregate) (the "Redeemed Shares Consideration").

1.6 CONSIDERATION.

              (a) The consideration to be paid to the Shareholders by the Investors or the Company, as the case may be, shall be deemed to be good and sufficient consideration for the Purchased Shares, the Redeemed Shares and the covenants contained in Section 8.3(c) herein.

              (b) At the Closing, the Shareholders and/or the Company are delivering to the holders of Funded Indebtedness identified on Schedule 1.6 hereto (unless otherwise instructed by the Investors) an amount sufficient to repay all such Funded Indebtedness outstanding immediately prior to the Closing, with the result that immediately following the Closing there will be no further monetary obligations of the Company with respect to any such Funded Indebtedness outstanding immediately prior to the Closing. On the Closing Date, the Company or the Shareholders shall provide the Investors with customary pay-off-letters from all holders of such Funded Indebtedness outstanding immediately prior to the Closing, and make arrangements satisfactory to the Investors for such holders to provide to the Investors recordable form mortgage and lien discharges and releases, UCC-3 and other personal property security financing statements, canceled notes, trademark and patent relinquishments and other documents reasonably requested by the Investors simultaneously with the Closing to evidence the discharge and repayment of such Funded Indebtedness and the discharge release of all Encumbrances securing such Funded Indebtedness.

1.7 DELIVERY OF PURCHASED SHARES.

         At the Closing, in consideration of the Investor's delivery of the Purchased Shares Consideration, each Shareholder shall deliver to the Investors a certificate or certificates representing the Purchased Shares owned by such Shareholder as set forth on Schedule II, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank, sufficient in form and substance to convey to the Investors, good and marketable title to the Purchased Shares free and clear of all Encumbrances.

1.8 DELIVERY OF REDEEMED SHARES.

         At the Closing, in consideration of the Company's delivery of the Redeemed Shares Consideration, each Shareholder shall deliver to the Company a certificate or certificates representing the number of Redeemed Shares being redeemed and purchased from each Shareholder, set forth on Schedule II, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank, sufficient in form and substance to convey to the Company, good and marketable title to the Redeemed Shares free and clear of all Encumbrances.



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1.9 ISSUANCE OF SHARES OF NEW COMMON STOCK.

         At the Closing, immediately following the consummation of the Purchase and the Redemption, the Company shall issue to certain Persons, in consideration for their continued employment with the Company, such number of shares of New Common Stock (or options exercisable therefor), as is set forth on Schedule II hereto (the "New Issuance").

1.10 TERMINATION OF EMPLOYMENT AGREEMENTS.

         At the Closing, certain employees of the Company identified on Schedule III hereto shall terminate their current employment agreements with the Company in consideration for the payments set forth opposite their respective names on
Schedule III hereto.

1.11 CONTINGENT PAYMENTS.

         On the thirty (30) day anniversary of the Closing Date (the "Contingent Payment Date"), the Company shall consummate the transactions set forth on
Schedule IV hereto (the "Contingent Payments"); provided, however, that the Company shall have no obligation to make any such Contingent Payment to any proposed recipient except in accordance with, and subject to the terms and conditions of, such Person's Deferred Payment Agreement (with all such Deferred Payment Agreements attached as Exhibit E hereto). All Contingent Payments shall be made to the recipients thereof net of all applicable federal, state, municipal and local withholding Taxes at a level consistent with the Company's past practices.

1.12 NO OTHER TRANSACTIONS; RELEASE.

         Other than the Transactions, there shall be no other issuances of capital stock, redemptions, repurchases or exchanges of capital stock, cancellations of options, purchases of stock, payments of any bonuses, deferred bonuses, payments of transaction fees or other fees, loans or option grants, in each case effected on, after or before the Closing Date in any way related to or in contemplation of, the Recapitalization. Each of the Responsible Shareholders agrees and acknowledges that as a result of the Transactions, certain payments, consideration and benefits are being provided to certain Shareholders but not all Shareholders and that certain Shareholders are receiving different consideration, taken as a whole, for the sale of their shares of Common Stock than other Shareholders are receiving for the sale of their shares of Common Stock. The Responsible Shareholders hereby release the Company, its Subsidiaries and the Investors, their Affiliates, members, partners (including limited partners), officers, directors, employees, independent advisors and agents from any claims, Losses, damages or costs arising from the Transactions, including claims, Losses, damages or costs in connection with the fact that certain Shareholders may be, taken as a whole, receiving disparate treatment in connection with the Transactions.

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                                   ARTICLE II

                                 RELATED MATTERS

2.1 HSR ACT.

         Prior to the signing of the Agreement, the Company and UBS shall each make any and all filings required under the HSR Act, each in form approved by the other with respect to items 1 through 3 of the Notification and Report Form required thereby. The Company shall pay its fees and expenses and the fees (including legal fees) and expenses of UBS (including all filing fees) incurred in connection with such filings.

2.2 STAMP AND OTHER TAXES.

         The Company shall pay all stamp, filing and similar Taxes and fees payable with respect to the transactions contemplated by this Agreement.

                                   ARTICLE III

                                     CLOSING

         The closing of the Purchase, the Redemption and the other transactions contemplated hereby (the "Closing") shall take place (a) at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, as promptly as practicable after satisfaction or waiver of the conditions set forth in Article IX in accordance with this Agreement or (b) at such other place, time and date as the Investors and the Company may agree in writing. The date and time of such Closing are referred to herein as the "Closing Date".

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Investors as follows:

4.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER.

         Each of the Company and its subsidiaries (each of which is listed on Schedule 4.1 attached hereto) (each a "Subsidiary," and together , the "Subsidiaries") is a corporation duly organized, validly existing and in good standing under the Laws of the state, province or country of its jurisdiction, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, to enter into this Agreement and the Related Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where a failure to so qualify would not have a Material Adverse Effect. The jurisdictions in which the Company and its Subsidiaries are qualified as foreign corporations or licensed or registered to carry on business are set forth in

Schedule 4.1. The Company has delivered to the Investors true and complete correct copies of its and its Subsidiaries certificates or articles of incorporation and bylaws (or other corporate governance documents) in each case as amended to the date hereof.

4.2 EQUITY INVESTMENTS.

         Except as set forth in Schedule 4.2, the Company does not currently have any subsidiaries, nor does it currently own any capital stock or other interest, directly or indirectly, in any Person.

4.3 CAPITAL STOCK.

              (a) Immediately prior to the filing of the Restated Charter, the authorized capital stock of the Company consists of 2,500,000 shares of Common Stock, 3,500,000 shares of Class A Common Stock, 1,500,000 shares of Class B Common Stock, 5,725 shares of Series A Preferred Stock and 39,000 shares of Series B Preferred Stock. Immediately prior to the consummation of any of the Transactions, 1,488,905 shares of Common Stock are outstanding, 2,350,000 shares of Class A Common Stock are outstanding, no shares of Class B Common Stock are outstanding, 5,725 shares of Series A Preferred Stock are outstanding and 34,816 shares of Series B Preferred Stock are outstanding. All of the foregoing outstanding shares of capital stock of the Company are owned of record by the Shareholders in the amounts set forth in Schedule 4.3. All of such shares are validly issued, fully paid and non-assessable and have been issued in compliance with all applicable Laws including, without limitation, applicable securities Laws. Except as set forth in Schedule 4.3 or on Schedule II, there are no securities of the Company presently outstanding, and on the Closing Date there will not be any outstanding securities of the Company, which are convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Company, or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights, arrangements or commitments obligating the Company to issue, sell, register, purchase or redeem any of its equity securities or any ownership interest or rights therein. Except as set forth in
Schedule 4.3, there are no voting trusts or other agreements or understandings to which the Company is bound with respect to the voting of the Company's capital stock. There are no stock appreciation rights, phantom stock rights or similar rights or arrangements outstanding.

              (b) Upon the effectiveness of the Restated Charter, the authorized capital stock of the Company shall consist of 125,000,000 shares of common stock, $0.001 par value (the "New Common Stock") and 75,000,000 shares of Preferred Stock, $0.001 par value, all of which shall be designated as Series A Participating Convertible Preferred Stock (the "New Series A Preferred Stock"). The New Series A Preferred Stock shall have the rights, preferences, privileges and limitations set forth in the Restated Charter. The Company has reserved, and at all times from and after the date hereof will keep reserved, free from preemptive rights, out of its authorized but unissued shares of New Common Stock, solely for the purpose of effecting the conversion of all shares of New Series A Preferred Stock, sufficient shares of New Common Stock to provide for the conversion of all outstanding shares of New Series A Preferred Stock. All of such shares of New Common Stock issued on such conversion will be duly authorized and be validly issued and outstanding, fully paid and nonassessable and free from preemptive rights.

              (c) The authorized capital stock of each Subsidiary of the Company is as set forth on Schedule 4.3. As of the date hereof and immediately prior to the Closing, all outstanding shares of each such Subsidiary are owned of record by the shareholders in the amounts set forth in Schedule 4.3. All of such shares are validly issued, fully paid and non-assessable and have been issued in compliance with all applicable Laws including, without limitation, applicable securities Laws. Except as set forth in Schedule 4.3, there are no securities of any Subsidiary presently outstanding, and on the Closing Date there will not be any outstanding securities of any Subsidiary, which are convertible into, exchangeable for, or carrying the right to acquire, equity securities of such Subsidiary, or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights, arrangements or commitments obligating such Subsidiary to issue, sell, register, purchase or redeem any of its equity securities or any ownership interest or rights therein. Except as set forth in
Schedule 4.3, there are no voting trusts or other agreements or understandings to which any Subsidiary is bound with respect to the voting of its capital stock. There are no stock appreciation rights, phantom stock rights or similar rights or arrangements outstanding.

              (d) With respect to the UK Subsidiary, the shares set out in
Schedule 4.3 constitute the whole of the issued and allotted share capital of the UK Subsidiary and are fully paid or credited as fully paid and there are no options over or other rights (whether exercisable now or in the future and whether contingent or not) to acquire any shares or subscribe for shares in the capital of the UK Subsidiary. Except as set forth in Schedule 4.3, there is no Encumbrance on, over or affecting any of the shares in the UK Subsidiary, no agreement to create such Encumbrance has been made and no claim has been made that any Person is entitled to any such Encumbrance.

4.4 DIRECTOR AND SHAREHOLDER APPROVALS.

         The Board of Directors of the Company has approved the Transactions, this Agreement and the Related Documents to which the Company is a party and determined Transactions to be fair to and in the best interests of the Company and the Shareholders. Except as set forth on Schedule 4.4, one hundred percent (100%) of the Company's shareholders have consented in writing to the Company's consummation of the Transactions. Except as set forth on Schedule 4.4, no other approval is required in order for the Company to consummate the transactions contemplated by this Agreement or the Related Documents to which it is a party.

4.5 AUTHORITY; NONCONTRAVENTION; CONSENTS.

              (a) The execution, delivery and performance of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Company; and this Agreement has been, and the Related Documents, when executed and delivered by the Company will be, duly and validly executed and delivered by it and this Agreement is, and the Related Documents, when executed and delivered by it will be, the valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors rights generally or by general principles of equity.

              (b) Neither the execution, delivery and performance of this Agreement and the Related Documents, nor the consummation by the Company or any Subsidiary of the transactions contemplated hereby or thereby will (i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any Subsidiary under any term, condition or provision of (x) the Company's certificate or articles of incorporation or bylaws or any Subsidiary's constating or governing documents or
(y) any Contract to which the Company or any Subsidiary is a party or by which its properties or assets are bound, (ii) result in any investigatory, remedial or reporting obligation under any Environmental Law or (iii) violate any Laws applicable to the Company or any Subsidiary or any of their respective properties.

              (c) Each Shareholder is the lawful owner of record, of each of the shares of Common Stock being sold. transferred, conveyed and assigned by him or her hereunder pursuant to the Purchase and the Redemption.

              (d) Except as is expressly contemplated by this Agreement, and except for post-Closing filings required in connection with the Subscription or the New Issuance under any applicable securities Law no consent, approval, Order or authorization of, registration, declaration or filing with, or notification to any Governmental Entity or any other third party is required in connection with the execution, delivery and performance by the Company or any Subsidiary of this Agreement or the Related Documents or the consummation by the Company or any Subsidiary of the transactions contemplated hereby or thereby.

              (e) The UK Subsidiary has not done anything which, and is not a member or party to any agreement or arrangement which, contravenes or requires registration or notification under any of the provisions of the United Kingdom Fair Trading Act 1973, the United Kingdom Restrictive Trade Practices Acts, the United Kingdom Resale Prices Act 1976, the Treaty of Rome; or the United Kingdom Competition Act 1980 or any other anti-trust, anti-monopoly or anti-cartel legislation or regulation in any country of the world in which or with which it does business.

4.6 FINANCIAL STATEMENTS; PROJECTIONS.

              (a) Prior to the date hereof, the Company has delivered to the Investors true, correct and complete copies of the unaudited, consolidated balance sheets of the Company as of June 30, 1999, (the "Latest Balance Sheet" and such date being the "Latest Balance Sheet Date") and the related unaudited statements of income, stockholders' equity, cash flows and supplemental data for the six month period then ended, and true, correct and complete copies of the audited consolidated balance sheets of the Company for the fiscal years ended 1998, 1997 and 1996 and the related statements of income, stockholders' equity, cash flows and supplemental data for the fiscal periods then ended; and

              (b) The financial statements referenced in this Section 4.6 shall be collectively referred to in this Agreement as the "Financial Statements". The Financial Statements (i) are in accordance with the Books and Records of the Company, (ii) fairly present, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as at the respective dates indicated and the results of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the respective periods indicated and (iii) have been prepared in accordance with the Relevant GAAP and consistently applied throughout the periods covered thereby subject, in the case of unaudited Financial Statements, to the omission of footnotes and to normal year end audit adjustments, which adjustments are not expected to be material (either individually or in the aggregate).

              (c) The projected and financial data of the Company and its Subsidiaries for the calendar year 1999, including forecasted balance sheets and income statements and sources and uses of cash for fiscal year 1999, the budget for calendar year 1999 and current estimates of individual project profitability, have all been prepared in good faith, using assumptions which are reasonable. Such projections represent the Company's best estimate of future performance, revenues, project completion margins and costs, and the Company has no reason to believe that such projections will not be substantially realized; provided, however, that the Company does not represent or warrant that such projected results will be obtained.

4.7 ABSENCE OF UNDISCLOSED LIABILITIES.

         Except as set forth in Schedule 4.7, to the Company's Knowledge, neither the Company nor any Subsidiary has any Liability, except for (i) Liabilities reflected in the Liabilities section of the Latest Balance Sheet,
(ii) Liabilities that have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which arise from any breach of Contract, breach of warranty, tort, infringement, violation of Law, or any action, suit or Proceeding (including any Liability under any Environmental and Safety Requirement)), (iii) Liabilities to perform under executory Contracts and
(iv) Liabilities expressly set forth in the Schedules hereto. To the Company's Knowledge, there are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) that are not adequately provided for on the Latest Balance Sheet. Except as set forth in Schedule 4.7, neither the Company nor any Subsidiary has, either expressly or by operation of Law, assumed or undertaken any Liability of any other Person, including, without limitation, any obligation for corrective or remedial action relating to Environmental and Safety Requirements. To the Company's Knowledge, the reserves reflected on the Latest Balance Sheet for Liabilities which were incurred but not reported are adequate to cover such Liabilities.

4.8 ABSENCE OF CHANGES.

         Since the Latest Balance Sheet Date, there has not been any Material Adverse Change affecting the Company or any of its Subsidiaries and, to the Company's Knowledge, no event (other than changes in general economic conditions affecting the Subject Business) has occurred or circumstance exists which is likely to result in such a Material Adverse Change. Without limiting the generality of the foregoing, since the Latest Balance Sheet Date, except as set forth in Schedule 4.8, the Company and each Subsidiary has been operated in the ordinary course, consistent with past practice, and there has not been (other than as is expressly contemplated by this Agreement):

              (a) other than in the ordinary course, and consistent with past practices, of such Person's Business, any payment, discharge or satisfaction of any Encumbrance or Liability by the Company or any Subsidiary or any cancellation by the Company or any Subsidiary of any debts or claims or any amendment, termination or waiver of any rights of value to such Persons;

              (b) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of the Company or any Subsidiary, or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of the Company or any Subsidiary;

              (c) any stock split, reverse stock split, combination, reclassification or recapitalization of any capital stock of the Company or any Subsidiary, or any issuance of any other security in respect of or in exchange for, any shares of any capital stock of the Company or any Subsidiary;

              (d) any issuance by the Company or any Subsidiary of any shares of their capital stock or any debt security or securities, rights, options or warrants convertible into or exercisable or exchangeable for any shares of such capital stock or debt security;

              (e) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset of the Company or any Subsidiary other than in the ordinary course of such Person's business and consistent with past practices;

              (f) any termination or indication of an intention to terminate or not renew, any Contract between the Company or any Subsidiary and any other Person;

              (g) any write-down or write-up of the value of any asset of the Company or any Subsidiary, or any write-off of any accounts receivable or notes receivable of the Company or any Subsidiary or any portion thereof;

              (h) any increase in or modification of compensation payable or to become payable to any officer, employee, consultant or agent of the Company or any Subsidiary, other than any such increases in the ordinary course of business, consistent with past practice, or the entering into of any employment contract with any officer or employee;

              (i) any increase in or modification or acceleration of any benefits payable or to become payable under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any officer, employee, consultant or agent of the Company or any Subsidiary;

              (j) the making of any loan, advance or capital contribution to or investment in any Person or the engagement in any transaction with any employee, officer, director or shareholder of the Company or any Subsidiary, other than advances to employees in the ordinary course of business for travel and similar business expenses;

              (k) any change in the accounting methods or practices followed by the Company or any Subsidiary or any change in depreciation or amortization policies or rates theretofore adopted;

              (l) any deterioration in the aging of the Company's or any Subsidiary's accounts payable or acceleration in the aging of the Company's or any Subsidiary's accounts receivable or other change in the Company's or any Subsidiary's working capital management practices;

              (m) other than in the ordinary course, and consistent with past practices, of such Person's business, any change in the manner in which the Company or any Subsidiary extends discounts or credit to customers or otherwise deals with customers;

              (n) any termination of employment of any officer or Designated Employee of the Company or any Subsidiary or any expression of intention to the Company or any Subsidiary by any officer or Designated Employee of the Company or any Subsidiary to terminate such office or employment with such Person;

              (o) except as contemplated hereby, any amendments or changes in the Company's or any Subsidiary's articles of incorporation or bylaws or other constating or governing documents;

              (p) any labor disputes or any union organizing campaigns;

              (q) to the Knowledge of the Company or any Subsidiary, the commencement of any Proceedings by or against the Company or any Subsidiary; or

              (r) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for the Company or any Subsidiary to take any of the actions specified in items (a) through (q) above.

4.9 EMPLOYMENT AGREEMENTS.

         Except as disclosed in Schedule 4.9, there exist no employment, consulting, non-competition, severance, bonus or indemnification agreements or understandings between the Company or the Subsidiaries and any current or former director or officer of the Company or the Subsidiaries or any other employee or agent. Schedule 4.9 sets forth a true, correct and complete list of all amounts payable or that will become payable to each present or former director, officer, consultant or employee of the Company or any Subsidiary pursuant to any agreement or understanding set forth in Schedule 4.9 as a result of the execution and delivery of this Agreement and the Related Documents and/or the consummation of the transactions contemplated hereby, which schedule shall separately identify the Person to whom such amount is or will become payable.

4.10 TAX MATTERS.

              (a) Except as set forth in Schedule 4.10: (i) the Company and (ii) each Subsidiary:

                   (i)has timely paid or caused to be paid all Taxes required to be paid by it through the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return);

                   (ii)has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed; and all Tax Returns filed on behalf of the Company and each Subsidiary were complete and correct; and

                   (iii) has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

              (b) The Company has previously delivered true, correct and complete copies of all Federal Tax Returns filed by or on behalf of the Company through the date hereof for the periods ending after December 31, 1994 and for all subsequent periods.

              (c) Except as set forth in Schedule 4.10:

                   (i) neither the Company nor any Subsidiary has been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and no such issues are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return filed by or on behalf of the Company or any Subsidiary; there are no pending Tax audits, and no waivers of statutes of limitations have been given or requested with respect to the Company or any Subsidiary; no Tax Encumbrances have been filed against the Company or any Subsidiary except for Encumbrances for current Taxes not yet due and payable for which adequate reserves have been provided for in the Latest Balance Sheet; no unresolved deficiencies or additions to Taxes have been proposed, asserted, or assessed against the Company or any Subsidiary;

                   (ii) full and adequate provision has been made (A) on the Latest Balance Sheet, and the books and records of the Company and each Subsidiary for all Taxes not yet due and payable by the Company as if it were a stand-alone company for all periods on or prior to the Latest Balance Sheet Date;

                   (iii) neither the Company nor any Subsidiary has incurred any Liability for Taxes from and after the Latest Balance Sheet Date other than Taxes incurred in the ordinary course of business and consistent with past practices;

                   (iv) neither the Company nor any Subsidiary has (A) made an election (or had an election made on its behalf by another Person) to be treated as a "consenting corporation" under Section 341(f) of the Code or (B) been a "personal holding company" within the meaning of Section 542 of the Code;

                   (v) the Company and each Subsidiary has complied with all applicable Laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees);

                   (vi) neither the Company nor any Subsidiary has any Liability in respect of any Tax sharing agreement with any Person, and all Tax sharing agreements to which either the Company or any Subsidiary has been bound have been terminated;

                   (vii) neither the Company nor any Subsidiary has incurred any Liability to make or possibly make any payments either alone or in conjunction with any other payments that:

                        (A) shall be non-deductible under, or would otherwise constitute a "parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax Law); or

                        (B) are or may be subject to the imposition of an excise Tax under Section 4999 of the Code;

                   (viii) neither the Company nor any Subsidiary has agreed to (nor has any other Person agreed to on its behalf) and is not required to make any adjustments or changes either on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of such Persons;

                   (ix) no claim has been made within the last three years by any taxing authority in a jurisdiction in which the Company or any Subsidiary does not file Tax Returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction;

                   (x) the consummation of the transactions hereunder will not trigger the realization or recognition of intercompany gain or income to the Company or any Subsidiary under the Federal consolidated return regulations with respect to Federal, state, or local taxes; and

                   (xi) The Company is not currently, nor has it been at any time during the previous five years, a "U.S. real property holding corporation" (as defined in Section 897 of the Code).

                   (xii) neither the Company nor any Subsidiary owns an equity interest in any foreign entity, including the Canadian Subsidiaries and the UK Subsidiary, which is or has been either a foreign personal holding company (as defined in Section 552 of the Code) or a passive foreign investment company (as defined in Section 1297 of the Code), or which has resulted in the inclusion of Subpart F income or an amount determined under Section 956 (as defined in the Code) in the federal taxable income of the Company or any Subsidiary.

              (d) Canadian Tax Matters. There are no circumstances existing which could result in the application of either section 78 or section 80 of the Income Tax Act (Canada) or any equivalent provincial provision to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has claimed or will claim any reserve under any one or more of subparagraph 40(1)(a)(iii), or paragraphs 20(1)(l), 20(1)(m) or 20(1)(n) of the Income Tax Act (Canada) or any equivalent provincial provision, if any such amount could be included in the income of the Company or any of the Subsidiaries for any period ending after Closing.

                   (i) Each of the Company and its Subsidiaries has withheld from each payment made to any of its present or former employees, officers and directors, and to all Persons who are (or were at the relevant time) non-residents of Canada for the purposes of the Income Tax Act (Canada), all amounts required by Law and has remitted such withheld amounts within the prescribed periods to the appropriate Governmental Entity. Each of the Company and its Subsidiaries has properly withheld all Canada Pension Plan contributions, unemployment insurance premiums, employer health Tax and other Taxes payable by it with respect to its employees and has or will have remitted such amounts to the appropriate Governmental Entity within the time required under the applicable legislation. Each of the Company and its Subsidiaries has charged, collected and remitted on a timely basis all Taxes as required by applicable legislation, including those imposed under Part XI of the Excise Tax Act (Canada) on any sale, supply or delivery whatsoever made by the Company or any of its Subsidiaries.

                   (ii) Copies of all forms T2038 or any equivalent forms are attached as Schedule 4.10(d) and have been accepted as correct and complete by the relevant Governmental Entity for the purpose of the Income Tax Act (Canada) and any relevant provincial taxing statute.
         Schedule 4.10(d) accurately sets out the investment tax credits (as defined in the Income Tax Act (Canada) and any relevant provincial taxing Law) still available to the Company or its Subsidiaries for taxation years ending after the Closing Date or used by the Company with respect to the last seven taxation years ending before the Closing Date.

                   (iii) Each of the Canadian Subsidiaries is resident in Canada, as defined in the Income Tax Act (Canada).

                   (iv) Each of the Canadian Subsidiaries is a Canadian-controlled private corporation, as defined in the Income Tax Act (Canada), and has been since its incorporation. Each of the Canadian Subsidiaries is a registrant for the purposes of the goods and services tax provided for under the Excise Tax Act (Canada).

                   (v) Neither the Company nor any of its Canadian Subsidiaries has made or filed any election under section 83 or section 85 of the Income Tax Act (Canada) or any equivalent provincial provision, other than those elections disclosed on Schedule 4.10(d).

         All elections or designations required to be filed by the Company or any of its Subsidiaries have been duly filed on a timely basis.

                   (vi) Each of the Company and its Canadian Subsidiaries has paid all Taxes imposed under the Retail Sales Tax Act (Ontario) and comparable legislation of any other province or territory of Canada, and none of its tangible personal property has been transferred at any time on a tax-exempt basis under the provisions of the Retail Sales Tax Act (Ontario) and comparable legislation of any other province or territory of Canada or any predecessor thereof.

                   (vii) Neither the Company nor any of its Canadian Subsidiaries has ever acquired or had the use of any of the assets, real or personal, tangible or intangible, of the Company or any of its Subsidiaries, as the case may be, from a Person (a "Related Person") with whom the Company or any of its Canadian Subsidiaries, as the case may be, was not dealing at arm's length, as determined under the Income Tax Act (Canada). Neither the Company nor any of its Canadian Subsidiaries has ever disposed of such asset to a Related Person for proceeds less than the fair market value of such asset.

              (e) UK TAX MATTERS

              Without duplication of Section 4.10(a) through (d):

                   (i) The UK Subsidiary has duly made all returns and given or delivered all notices, accounts and information which should have been made and is not involved in any Proceeding with the Inland Revenue or other Governmental Entity concerning any matter which may affect in any way the Liability (whether accrued, contingent or future) of it to taxation of any nature whatsoever or other sums imposed, charged, assessed, levied or payable under the provisions of the United Kingdom taxation Laws and neither the Company nor the UK Subsidiary is aware of any matter which may lead to such dispute.

                   (ii) The UK Subsidiary has duly paid or fully provided for all Taxes for which it is liable and there are no circumstances in which interest or penalties in respect of a Tax not duly paid could be charged against it in respect of any period prior to the Closing Date.

                   (iii) No Liability of the UK Subsidiary for Taxes has arisen or will arise up to the Closing Date except for corporation Taxes payable in respect of normal trading profits earned by it or income Tax deducted under United Kingdom Pay As You Earn regulations or National Insurance Contributions or Value Added Tax or sickness pay for which it is accountable to the Inland Revenue or other relevant Governmental Entity and which has where appropriate been deducted or charged and where due paid to the Inland Revenue or such other relevant Governmental Entity.

                   (iv) The UK Subsidiary has not entered into or been a party to any scheme or arrangements designed partly or wholly for the purpose of it or any other Person avoiding the payment of Taxes which are due and payable.

                   (v) All documents in the possession of the UK Subsidiary or to the production of which it is entitled and which attract stamp or transfer duty in the United Kingdom or elsewhere have been property stamped.

4.11 ERISA COMPLIANCE.

              (a) Set forth in Schedule 4.11 is a true and complete list of all Foreign Employee Benefit Plans, Foreign Pension Plans and Employee Plans. All Employee Plans have been operated and administered in compliance with ERISA, the Code and other applicable Laws.

              (b) Except as set forth in Schedule 4.11:

                   (i) each Employee Plan, if intended to be "qualified" within the meaning of Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified or the applicable remedial amendment periods will not have ended before the closing date or the applicable remedial amendment periods will not have ended before the Closing Date, and the related trusts are exempt from tax under Section 501(a) of the Code and nothing has occurred that has or could reasonably be expected to affect adversely such qualification or exemption;

                   (ii) neither the Company nor any of its ERISA Affiliates nor any other "disqualified person" or "party in interest" (as such terms are defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to an Employee Plan has breached the fiduciary rules of ERISA or engaged in a prohibited transaction that could subject the Company or any of its ERISA Affiliates to any Tax or penalty imposed under Section 4975 of the Code or Section 502(i), (j) or (l) of ERISA;

                   (iii) all required or declared Company or Subsidiary contributions (or premium payments) to (or in respect of) all Employee Plans have been properly made when due, and the Company and its Subsidiaries have deposited all amounts withheld from employees for pension, welfare or other benefits into the appropriate trusts or accounts;

                   (iv) no Proceedings (other than routine claims for benefits) are pending or threatened in writing to the Company or any ERISA Affiliate with respect to or involving any Employee Plan;

                   (v) except as may be required under Laws of general application, none of the Employee Plans obligate the Company or any Subsidiary to provide any employee or former employee, or their spouses, family members or beneficiaries, any post-employment or post-retirement health or life insurance, accident or other "welfare-type" benefits;

                   (vi) each Employee Plan which is subject to the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the Health Insurance Portability and Accountability Act ("HIPAA") has been maintained in compliance with COBRA and HIPAA, including all notice requirements, and no tax payable on account of Section 4980B or any other section of the Code has been or is expected to be incurred;

                   (vii) neither the Company nor any of its ERISA Affiliates is or has ever maintained or been obligated to contribute to a "multiple employer plan" (as defined in Section 413 of the Code), a "multiemployer plan" (as defined in Section 3(37) of ERISA) or a "defined benefit pension plan" (as defined in Section 3(35) of ERISA);

                   (viii) all reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each Employee Plan;

                   (ix) no benefit payable or which may become payable by the Company or its ERISA Affiliates pursuant to any Employee Plan shall constitute an "excess parachute payment," within the meaning of Section 280G of the Code, which is or may be subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason or Section 280G of the Code;

                   (x) each Employee Plan which is intended to meet the requirements of Section 125 of the Code meets such requirements and each program of benefits for which employee contributions are provided pursuant to elections made under such Employee Plan meets the requirements of the Code applicable thereto;

                   (xi) each Foreign Employee Benefit Plan and each Foreign Pension Plan have been maintained in good standing with each applicable Governmental Authority;

                   (xii) all contributions have been made with respect to all Foreign Employee Benefit Plans and Foreign Pension Plans on a timely basis;

                   (xiii) except as has been fully accrued on the Latest Balance Sheet, neither the Company nor any ERISA Affiliate has incurred any obligation in connection with the termination of or withdrawal from any Foreign Employee Benefit Plan or Foreign Pension Plan;

                   (xiv) the present value of the accrued benefit liabilities (whether vested or not) under each Foreign Pension Plan, determined as of the end of the Company's most recently ended fiscal year on the basis of actuarial assumptions provided for in such Foreign Pension Plan, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities; and

                   (xv) the Company has timely deposited and transmitted all amounts withheld from employees for contributions or premium payments for each Employee Plan into the appropriate trusts or accounts.

              (c) With respect to the Company and its Canadian Subsidiaries:

                   (i) The only benefit plans existing in respect of the employees of the Canadian Subsidiaries are the Canadian Benefit Plans and the Canadian Pension Plans. True, correct and complete copies of all written Canadian Benefit Plans and related documentation have been provided to the Investors and all Canadian Benefit Plans are accurately described on Schedule 4.11. The Canadian Benefit Plans are duly registered where required by, and are in good standing under, all applicable Laws. All required employer and employee contributions and premiums under the Canadian Benefit Plans have been made, no past service funding liabilities exist, and there are no Proceedings pending or threatened in writing to the Company or any Subsidiary (other than routine claims for benefits) relating to any of the Canadian Benefit Plans. There is no requirement to provide post-retirement profit sharing, medical or health benefits to employees of the Company or any of the Canadian Subsidiaries.

                   (ii) The only pension plans existing in respect of the employees of the Canadian Subsidiaries are the Canadian Pension Plans. True, correct and complete copies of all Canadian Pension Plans and related documentation (including pension plan summaries for participants, funding agreements, actuarial reports and investment management agreements) have been provided to the Investors and are accurately described in Schedule 4.11. The Canadian Pension Plans are duly registered where required by, and are in good standing under, all applicable Laws including the Income Tax Act (Canada), and the Pension Benefits Act (Ontario), and there are no Proceedings pending or threatened (other than routine claims for benefits) relating to any of the Canadian Pension Plans. All required employer and employee contributions and premiums under the Canadian Pension Plans have been made, the Canadian Pension Plans are each fully funded on both a going-concern and a wind-up basis in accordance with applicable Laws and with the actuarial methods and assumptions used in the most recent actuarial reports therefor, and there have been no surplus withdrawals or contribution holidays except as permitted by Law and the terms of the Canadian Pension Plans.

              (d) The Company has provided the Investors with true and complete copies of all documents pursuant to which each Employee Plan, Foreign Employee Benefit Plan, Foreign Pension Plan, Canadian Benefit Plan and Canadian Pension Plan is maintained and administered, the two most recent annual reports (Form 5500 and attachments) and financial statements therefor (if applicable), all governmental rulings, determinations, and opinions (and pending requests therefor), and the most recent valuation (if such valuation exists) of the present and future obligations under each such plan that provides post-retirement or post-employment health and life insurance, accident, or other "welfare-type" benefits.

4.12 TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS.

         The Company and each Subsidiary has such rights and interests in the Intellectual Property Rights as provided in Section 4.14 and, except as specifically set forth in Schedule 4.13, good and marketable title to all other assets, properties and interests in properties, real or personal, reflected on the Latest Balance Sheet or acquired after the Latest Balance Sheet Date (except (i) inventory sold since the Latest Balance Sheet Date in the ordinary course of business, and (ii) accounts receivable and notes receivable paid in full subsequent to the Latest Balance Sheet Date), free and clear of all Encumbrances, of any kind or character, except for those Encumbrances set forth in Schedule 4.12 and Permitted Encumbrances. Except as set forth on Schedule 4.12, such assets are in good operating condition and repair (normal wear and tear excepted), are suitable for the uses for which they are used in the Subject Business, are not subject to any condition which materially interferes with the economic value or use thereof, and constitute all assets, properties, interests in properties and rights necessary to permit the Company and the Subsidiaries to carry on their business after the Closing as generally conducted by them prior thereto. With respect to any leased assets, such assets are in such condition as to permit surrender thereof by the Company or Subsidiary to the lessors thereunder on the date hereof without any cost or expense for repair or restoration as if the related leases were terminated upon the Closing Date in the ordinary course of business.

4.13 REAL PROPERTY.

              (a) No real property is owned by the Company or any Subsidiary.

              (b) Schedule 4.13 contains a list and brief description of all real property in which the Company or any Subsidiary has a leasehold interest held under leases (the "Leased Property") including the name of the lessor and any requirement of consent of the lessor to consummate the transactions contemplated hereby. The Leased Property constitutes all real properties used or occupied by the Company or the Subsidiaries.

              (c) With respect to the Lease Property, except as set forth in
Schedule 4.13:

                   (i) with respect to the Leased Property, the Company or a Subsidiary is the owner and holder of all the leasehold estates purported to be granted by such related lease and each such lease is in full force and effect and constitutes a valid and binding obligation of the Company or Subsidiary;

                   (ii) with respect to the Leased Property, there have been no discussions or correspondence with the landlord or lessor concerning renewal terms for those leases scheduled to expire within 12 months of the date hereof;

                   (iii) none of the buildings and fixtures thereon, nor their use, operation or maintenance for the purpose of carrying on the Subject Business, violates any restrictive covenant or any provision of any Law or encroaches on any property owned by any other Person;

                   (iv) there are no outstanding work orders from or required by any municipality, police department, fire department, sanitation, health or safety authorities or from any other Person and there are no matters under discussion with or by the Company or any of its Subsidiaries relating to such work orders; and

                   (v) the Company is not a party to, or under any agreement to become a party to, any lease with respect to real property other than the leases, copies of which have been provided to the Investors. With respect to each lease (i) the lease (or a notice in respect of the lease) has been properly registered in the appropriate land registry office, (ii) all rents and additional rents which are due and payable have been paid, (iii) no waiver, indulgence or postponement of the lessee's obligations has been granted by the lessor, (iv) there exists no event of default or event, occurrence, condition or act (including the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, could become a default under the lease, and (v) all of the covenants to be performed by any party under the leases have been fully performed.

4.14 INTELLECTUAL PROPERTY.

              (a) Except as set forth in Schedule 4.14, the Company and its Subsidiaries have the unimpaired right to use, sell, license and dispose of, and have the right to bring actions for the infringement of, all Intellectual Property Rights necessary or required for the conduct of the Subject Business as currently conducted and as currently proposed to be conducted and such rights to use, sell, license, dispose of and bring actions are sufficient for such conduct of the Subject Business.

              (b) Except as set forth in Schedule 4.14, there are no royalties, honoraria, fees or other payments payable by the Company or any Subsidiary to any Person by reason of the ownership, use, license, sale or disposition of the Intellectual Property Rights.

              (c) Except as set forth in Schedule 4.14, no activity, service or procedure currently conducted by the Company or any Subsidiary violates any Contract of such Person with any third party or infringes any Intellectual Property Right of any other party.

              (d) Except as set forth in Schedule 4.14, neither the Company nor any Subsidiary has received from any third party in the past five years any notice, charge, claim or other assertion that the Company is infringing any Intellectual Property Right of any third party or committed any acts of unfair competition, and, to the Company's or its Subsidiaries' Knowledge, no such claim is impliedly threatened.

              (e) Except as set forth in Schedule 4.14, neither the Company nor any Subsidiary has sent to any third party in the past two years or otherwise communicated to another Person any notice, charge, claim or other assertion of infringement by or misappropriation of any Intellectual Property Right of the Company or any Subsidiary by such other Person or any acts of unfair competition by such other Person, nor, to the Company's or its Subsidiaries' Knowledge, is any such infringement, misappropriation or unfair competition occurring or threatened.

              (f) Schedule 4.14 contains a true and complete list of all applications and filings made or taken and determinations made or issued pursuant to Laws by the Company or any Subsidiary to perfect or protect its or any Subsidiary's interest in the Intellectual Property Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights and copyright applications.

              (g) Except as set forth on Schedule 4.14, no Person other than the Company and its Subsidiaries has been granted any interest in a right to use all or any portion of the Intellectual Property Rights necessary or required for the conduct of the Subject Business.

              (h) The Investors have been provided with a true and complete copy of all Contracts listed on any Schedule hereto that comprise or are related to the Intellectual Property Rights used in or required for the conduct of the Subject Business.

              (i) No claim has been made, and the Company is not aware of the possibility of any claim, for compensation by an employee of the UK Subsidiary carrying on trade in the UK under Section 40 of the United Kingdom Patents Act 1977 or under any comparable legislation in any part of the world.

4.15 AGREEMENTS, NO DEFAULTS, ETC.

         Except as set forth in Schedule 4.15, neither the Company nor any Subsidiary is a party to any:

              (a) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis;

              (b) Contract with any Affiliate;

              (c) Contract relating to the borrowing of money (in excess of $50,000) or to the mortgaging, pledging or otherwise placing an Encumbrance on any asset or group of assets of the Company or any Subsidiary with an aggregate value in excess of $50,000;

              (d) Contract relating to any guarantee of any obligation for borrowed money or otherwise;

              (e) Contract with respect to the lending or investing of funds in excess of $250,000 in the aggregate;

              (f) Contract for indemnification with respect to any form of intangible property, including any Intellectual Property Rights or confidential information, other than in the ordinary course of the Company's or such Subsidiary's business on terms and conditions consistent with such Person's past practices;

              (g) Contract or group of related Contracts with the same party (excluding purchase orders entered into in the ordinary course of business which are to be completed within 2 months of entering into such purchase orders) for the purchase or sale of products or services involving aggregate consideration in excess of $1,000,000 in any given calendar year;

              (h) Contract that prohibits the Company or any Subsidiary from freely engaging in business anywhere in the world;

              (i) Contract pursuant to which the Company or any Subsidiary has any "take or pay" or minimum purchase obligation exceeding $50,000 per year; or

              (j) other Contract (i.e., not covered in clauses (a)-(i) above without regard to the dollar thresholds set forth therein) that involves aggregate consideration in excess of $150,000.

Except as set forth in Schedule 4.15, there are no vehicles, boats, aircraft, apartments or other residential or recreational properties or facilities leased, owned or operated by the Company or any Subsidiary for executive, administrative or sales purposes or any social club memberships owned or paid for by it. Except as set forth in Schedule 4.15, each of the Company and its Subsidiaries has performed all the obligations required to be performed by it to date and is not in receipt of a written notice that it is in default or alleged to be in default in any respect under any Contract, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by such Person of any of the foregoing. The Company has furnished to the Investors true and complete copies of all documents listed in Schedule 4.15.

4.16 COMPLIANCE WITH LAWS.

         Except as set forth on Schedule 4.16 hereto, the businesses of the Company and the Subsidiaries have not been and are not being conducted in violation of any applicable Law, including all Laws relating to wages, hours, Employee Plans, equal employment opportunity, harassment, immigration, workers' compensation, Environmental and Safety Requirements and the payment of social security and other Taxes. Except as set forth in Schedule 4.16, no investigation or review by any Governmental Entity with respect to the Company or any Subsidiary is pending or threatened in writing to the Company or any Subsidiary, nor has any Governmental Entity notified the Company or any Subsidiary of its intention to conduct the same. Schedule 4.16 sets forth a list of all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (the "Permits") held by the Company and each Subsidiary which are material to the Company or its Subsidiaries, including without limitation, all necessary state, county licenses and other Permits necessary for the conduct of their respective businesses. Except as set forth on Schedule 4.16, the Company and the Subsidiaries hold all Permits necessary for the lawful conduct of their respective businesses as presently conducted and the Company and the Subsidiaries are in compliance with the terms of the Permits. None of such Permits shall be adversely affected as a result of the Company's execution and delivery of, or the performance of its obligations under this Agreement, any Related Document to which it is a party, or the consummation of the transactions contemplated hereby or thereby. The Company has not received any written opinion or memorandum or advice from any Person to the effect that it is exposed, to any Liability or disadvantage which may result in a Material Adverse Effect on it or any of its Subsidiaries.

4.17 LITIGATION, ETC.

         Except as set forth in Schedule 4.17, there are no (i) Proceedings pending or threatened in writing to the Company or any Subsidiary against the Company or any Subsidiary, whether at law or in equity, or before or by any Governmental Entity or arbitrator or (ii) Orders of any Governmental Entity or arbitrator against the Company or any Subsidiary. The Company has delivered to the Investors all documents and correspondence relating to such matters referred to in Schedule 4.17.

4.18 INSURANCE.

         Schedule 4.18 lists and identifies each insurance policy maintained by the Company and each Subsidiary with respect to their properties, assets and business. Except as set forth on Schedule 4.18, the Company and the Subsidiaries have maintained such insurance coverage at all times during the course of the operation of the Subject Business. All of such insurance policies are in full force and effect, and neither the Company nor its Subsidiaries is in default in any respect with respect to its obligations under any of such insurance policies and has not received any notification of cancellation of any of such insurance policies and has no claim outstanding which could be expected to cause an increase in the insurance rates thereunder. No facts or circumstances exist that would relieve the insurer under any such policy of its obligation to satisfy in full any claim of the Company or its Subsidiaries thereunder. Neither the Company nor its Subsidiaries has received any notice that (i) any of such policies has been or will be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or (ii) the premium on any of such policies will be increased on the renewal thereof. The Company has delivered to the Investors copies of all such insurance policies.

4.19 LABOR RELATIONS; EMPLOYEES.

              (a) Except as set forth in Schedule 4.19: (i) neither the Company nor its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (ii) there is no unfair labor practice complaint against the Company or any Subsidiary pending before the National Labor Relations Board or any other Governmental Entity, (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Company or any Subsidiary, (iv) no labor union currently represents the employees of the Company or any Subsidiary and no labor union has taken any action within the last 10 years with respect to organizing the employees of the Company or any Subsidiary, (v) no Designated Employee has informed the Company that such employee will or may terminate his or her employment or engagement with the Company, (vi) no trade union has applied to have the Company or any of its Canadian Subsidiaries declared a related employer pursuant to the Labour Relations Act (Ontario) or any similar legislation in any jurisdiction in which the Company or any Canadian Subsidiary carries on business, (vii) all amounts due or accrued for all salary, wages, bonuses, commissions, vacation with pay, pension benefits or other employee benefits are reflected in the Books and Records of the Company and its Subsidiaries.

              (b) Schedule 4.19 contains a correct and complete list of the twenty most highly compensated employees, directors, independent contractors, consultants and agents of the Company and its Subsidiaries, whether actively at work or not, their salaries, wage rates, commissions and consulting fees, bonus arrangements, positions, ages, status as full-time or part-time employees and length of service. No employee of the Company or any of its Subsidiaries has any agreement as to length of notice or severance payment required to terminate his or her employment, other than such as results by Law from the employment of an employee without an agreement as to notice or severance.

              (c) Except as set forth on Schedule 4.19 and except in connection with the Transactions, the Company's execution and delivery of, and performance of its obligations under, this Agreement and the Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute", bonus or otherwise) becoming due from the Company or any Subsidiary to any director, officer or employee of such Person, (ii) increase any such benefits otherwise payable, or
(iii) result in the acceleration of the time of payment or vesting of any such benefits.

              (d) The Company and it's ERISA Affiliates have complied in all respects with all Laws relating to the hiring and retention of all employees, leased employees and independent contractors relating to wages, hours, Employee plans, Foreign Employee Benefit Plans, Foreign Pension Plans, Canadian Benefit Plans, Canadian Pension Plans, equal opportunity, collective bargaining and the payment of social security and other Taxes.

4.20 ENVIRONMENTAL MATTERS.

         Except as set forth on Schedule 4.20, the Company and its Subsidiaries are in compliance with all Laws relating to the protection of the environment (the "Environmental Laws"). Except for ordinary household cleaning solvents, office supplies and similar materials, the Company has not handled, stored or released, or exposed any person to, any hazardous substance, as defined in 42 U.S.C.A. Section 9601 (14) or any other applicable Environmental Laws (a "Hazardous Substance"). The Company is not and will not be liable or responsible for clean-up costs, remedial work or damages in connection with the handling, storage, release, or exposure by the Company of any Hazardous Substance. No claims for clean-up costs, remedial work or damages have been made by any person or entity in connection with the handling, storage, release, or exposure by the Company of any Hazardous Substance.

4.21 CHANGE IN CONTROL.

         Except (i) as set forth in Schedule 4.21, none of the Company nor the Subsidiaries is a party to any Contract which terminates, gives rise to a right of termination, requires any payment, gives rise to any Liability, accelerates the vesting of any rights or obligations or the maturity of any indebtedness or otherwise adversely affects the Company or any Subsidiary as a result of a "change in control" or "potential change in control", in either case, that would include the transactions contemplated hereby, of the Company.

4.22 STATE TAKEOVER STATUTES.

         The Board of Directors has approved this Agreement, the Related Documents the transactions contemplated hereby and thereby (including the Purchase and Redemption) and the Transactions and such approval is sufficient to render inapplicable to such agreements and transactions the provisions of any "fair price," "moratorium," "control share," "interested shareholder," "affiliated transaction" or other anti-takeover statute or regulation of the State of Delaware or the State of Colorado and any applicable anti-takeover or other restrictive provisions of the Company's articles or certificate of incorporation, bylaws or other constituting or governing instruments.

4.23 CONFLICTS OF INTEREST.

         Except as set forth on Schedule 4.23, none of the Company, any Subsidiary or any officer, employee, agent or other Person acting on behalf of the Company or any Subsidiary has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Entity or other Person who was or is in a position to help or hinder the business of the Company or any Subsidiary (or assist in connection with any actual or proposed transaction) that (i) might subject the Company or any Subsidiary to any damage or penalty in any Proceeding or, investigation,
(ii) if not given in the past, could have resulted in a Material Adverse Effect on the Company or any Subsidiary, or (iii) if not continued in the future, could result in a Material Adverse Change on the Company or any Subsidiary.

4.24 BROKERS.

         Except as set forth on Schedule 4.24, none of the Company, any Subsidiary or any of their respective officers, directors, shareholders, employees or Affiliates have employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

4.25 RELATED TRANSACTIONS.

         Except as set forth in Schedule 4.25, except for compensation to regular employees of the Company or any Subsidiary and except for "arms length" transactions on terms no more favorable to either party than could have been obtained from or by an independent third party, no current or former Affiliate of the Company, or any Subsidiary or any associate of such Person (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) thereof, is now, or has been during the last five fiscal years, (i) a party to any transaction or Contract with the Company or any Subsidiary, or (ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of the Company or any Subsidiary (other than non-affiliated holdings in publicly-held companies), nor does any such Person receive income from any source other than the Company or any Subsidiary which should properly accrue to the Company or any of its Subsidiaries. Except as set forth on Schedule 4.25, neither the Company nor any of its Subsidiaries is a guarantor or otherwise liable for any actual or potential Liability or obligation, whether direct or indirect, of any of its Affiliates.

4.26 DISCLOSURE.

         Neither this Agreement, the Related Documents nor any of the schedules, attachments or exhibits hereto or thereto contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading.

4.27 ACCOUNTS AND NOTES RECEIVABLE.

         Except for reserves accrued on the Latest Balance Sheet, all the accounts receivable and notes receivable owing to the Company or the Subsidiaries as of the date hereof constitute, and as of the Closing Date will constitute, legal, valid and enforceable, claims arising from bona fide transactions in the ordinary course of business, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and there are no asserted claims, refusals to pay or other rights of set-off against any thereof. Schedule 4.27 sets forth a complete and accurate aging of all accounts receivable as of date hereof from both the due date and the invoice date.

4.28 ACCOUNTS AND NOTES PAYABLE.

         All accounts payable and notes payable by the Company or its Subsidiaries to third parties as of the date hereof arose, and as of the Closing will have arisen, in the ordinary course of business, and there is no such account payable or note payable delinquent in its payment other than accounts and notes payable being disputed in good faith.

4.29 BANK ACCOUNTS: POWER OF ATTORNEY.

         Schedule 4.29 sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Company and its Subsidiaries and all Persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company or its Subsidiaries and a summary of the terms thereof (excluding ministerial powers of attorney granted to representatives of the Company or its Subsidiaries which are terminable at will).

4.30 SUPPLIERS AND VENDORS.

         Except in the ordinary course of business, no supplier or vendor of the Company or its Subsidiaries, nor any franchisee or licensee of the Company or its Subsidiaries, has (i) canceled or otherwise terminated, or, threatened to cancel or otherwise terminate, its relationship with the Company or its Subsidiaries, (ii) decreased, limited or otherwise adversely modified, or threatened to decrease, limit or otherwise adversely modify, the services, supplies or materials it provides to the Company or its Subsidiaries, or (iii) failed to honor any warranty obligations.

4.31 CUSTOMER RELATIONS, PROFITABILITY.

         The Company has no notice that any customer, agent, representative or supplier of the Company or any Subsidiary intends to discontinue, diminish or change its relationship with the Company.

4.32 YEAR 2000.

              (a) The Company has implemented a program to achieve Year 2000 Compliance for the internal systems in use by the Company and its Subsidiaries. Such program consists of a process by which (i) internal systems which are not Year 2000 Compliant can be identified, (ii) the extent of the problem or potential problem can be assessed, and (iii) the problem or potential problem can be resolved and the systems tested while continuing regular use in operations, or if such use is interrupted, restored to regular use in operations on or before December 31, 1999. The program is in process and assessment will be completed by August 15, 1999. Resolution of identified problems is on schedule for substantial completion by November 15, 1999.

              (b) The "Radline" product line marketed by the Company is itself Year 2000 Compliant; provided, however, that in order to use the "Radline" product line, a customer must also use Smallworld Systems' GIS software - versions 2.21 or 3.0. Based solely upon inquiry of Smallworld Systems and information posted on Smallworld Systems' Web page, the Company believes that Smallworld System's GIS software - Versions 2.21 and 3.0 are Year 2000 Compliant. The "GDS" product line previously marketed by the Company's subsidiary, Graphic Data Systems Corporation ("GDS"), is not currently Year 2000 Compliant unless the customer has purchased and installed a maintenance release which was released by GDS in April of 1999. GDS has notified its customers of this fact and has offered to provide the maintenance release to customers that subscribe to GDS maintenance services. GDS has further notified its customers that the maintenance release may not be effective to cause the GDS product to become Year 2000 compliant depending upon the customer's specific hardware and software operating environment configuration. Neither the Company nor its Subsidiaries has received notice that any customer using the GDS software which has failed to enter into a current maintenance agreement intends to make any claim against the Company or any Subsidiary with respect to the Year 2000 non-Compliance of the GDS products.

              (c) All software products other than those described in Section 4.32(b) which have been custom developed by the Company and its Subsidiaries and licensed or sold to customers or clients of the Company or its Subsidiaries since July 1, 1998 are Year 2000 Compliant.

              (d) For purposes of this Section 4.32, "Year 2000 Compliance" and "Year 2000 Compliant" means that the hardware and/or software under consideration will be able to accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations, when used in accordance with the product documentation accompanying such hardware and software.

4.33 OWNERSHIP OF THE COMPANY.

         Upon the consummation of the Transactions, the fully diluted equity ownership of the Company shall be as set forth on Schedule 4.33.

4.34 DEFINITION OF "KNOWLEDGE."

         As used herein "Knowledge" shall mean and include (i) the actual knowledge of the Responsible Persons and (ii) that knowledge which the Responsible Persons would have obtained in the management of their respective business affairs after making due inquiry and exercising due diligence with respect thereto; and, in connection therewith, the Knowledge (both actual and constructive) of the Responsible Persons shall be imputed to be the Knowledge of the Company and its Subsidiaries.

4.35 PRIOR TRANSACTIONS.

         Except as is set forth on Schedule 4.35, neither the Company nor any of its Subsidiaries has any Liability resulting from or arising out of or in connection with the Company's consummation of the 1997 Restructuring Transactions or the ARC Transactions.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         OF THE RESPONSIBLE SHAREHOLDERS

         Each of the Responsible Shareholders represents and warrants severally (as to himself or herself and not as to any other Responsible Shareholder) to the Investors and the Company as follows:

5.1 TITLE TO SHARES.

         Such Responsible Shareholder is the lawful owner, of record and beneficially, of the shares of Common Stock being sold, transferred, conveyed and assigned by it, him or her hereunder pursuant to each of the Purchase and the Redemption and has good and marketable title to such shares, free and clear of any Encumbrances whatsoever and with no restrictions on the voting rights and other incidents of record and beneficial ownership pertaining thereto. Except as set forth on Schedule 4.3, there are no agreements between such Responsible Shareholder and any other Person with respect to voting of, or any other matters pertaining to, the capital stock of the Company.

5.2 AUTHORITY.

         Such Responsible Shareholder has full and absolute legal right, capacity, power and authority to enter into this Agreement and the Related Documents to which such Responsible Shareholder is a party, and this Agreement is, and the Related Documents to which such Responsible Shareholder is a party, when executed and delivered by such Responsible

Shareholder as contemplated hereby, will be, the valid and binding obligation of such Responsible Shareholder, enforceable against such Responsible Shareholder in accordance with their respective terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors rights generally or by general principles of equity.

5.3 NONCONTRAVENTION.

         Neither the execution, delivery and performance of this Agreement and the Related Documents to which it, he or she is a party nor the consummation of the transactions contemplated hereby or thereby nor compliance by such Responsible Shareholder with any of the provisions hereof or thereof will (i) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligations contained in or the loss of any benefit under any term, condition or provision of: (x) such Responsible Shareholder's organizational or constating documents (if such Responsible Shareholder is not a natural person) or (y) any Contract to which such Responsible Shareholder is a party, or by which such Responsible Shareholder or any of its, his or her properties may be bound or (ii) violate any Law applicable to such Responsible Shareholder or any of its, his or her properties, which in the case of either clause (i) or (ii) could prevent the consummation of the transactions contemplated by this Agreement.

5.4 CONSENTS.

         Except as specified in this Agreement, no Permit, Order, authorization, consent or approval of or by, or any notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by such Responsible Shareholder of this Agreement and the Related Documents to which he or she is a party or the consummation by such Responsible Shareholder of the transactions contemplated hereby or thereby.

5.5 BROKERS.

         Except as set forth on Schedule 5.5, the Responsible Shareholders have not employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement or the Related Documents.

5.6 NO CLAIMS AGAINST THE COMPANY.

         Neither such Responsible Shareholder nor any of its Affiliates (including the Responsible Persons) has any grounds or reason whatsoever to bring or initiate any Proceeding against the Company or any of its Subsidiaries.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each Investor represents and warrants to the Company severally (as to itself and not as to any other Investor) as follows:

6.1 AUTHORITY; NONCONTRAVENTION; CONSENTS.

              (a) The execution, delivery and performance of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby has been duly and validly authorized by all necessary action on the part of such Investor; and this Agreement has been, and the Related Documents, when executed and delivered by such Investor will be, duly and validly executed and delivered by such Investor and this Agreement is, and the Related Documents, when executed and delivered by such Investor will be, the valid and binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors rights generally or by general principles of equity.

              (b) Neither the execution, delivery and performance of this Agreement and the Related Documents, nor the consummation by such Investor of the transactions contemplated hereby or thereby will (i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of such Investor under any term, condition or provision of
(x) such Investor's constituting or governing documents or (y) any Contract to which such Investor is a party or by which its properties or assets are bound or
(ii) violate any Laws applicable to such Investor.

              (c) No consent, approval, Order or authorization of, registration, declaration or filing with, or notification to any Governmental Entity or any other third party is required in connection with the execution, delivery and performance by such Investor of this Agreement or the Related Documents or the consummation of the transactions contemplated hereby or thereby.

6.2 BROKERS.

         Except as set forth on Schedule 6.3 such Investor has not employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

6.3 INVESTMENT REPRESENTATIONS AND WARRANTIES.

              (a) Such Investor will acquire the shares of New Series A Preferred Stock to be purchased by it and any shares of New Common Stock issuable upon conversion of such shares for its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same. Notwithstanding the foregoing, the disposition of the shares of New Series A Preferred Stock (and the shares of New Common Stock issued upon conversion thereof) will at all times remain within the control of such Investor.

              (b) Such Investor understands that the shares of New Series A Preferred Stock to be purchased by it and any shares of New Common Stock issuable upon conversion of such shares (i) will not be registered under the Securities Act or the securities laws of any state, by reason of their issuance in a transaction exempt from the registration or qualification requirements of the Securities Act or such securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor's representations as expressed herein, and (ii) must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

              (c) Such Investor is an "accredited investor," as defined in Rule 501 (the provisions of which are known to such Investor) promulgated under the Securities Act.

              (d) Such Investor understands that no public market now exists for the shares of New Series A Preferred Stock (or the shares of New Common Stock issuable upon conversion thereof) and that no assurances whatsoever have been or can be given regarding the existence of such a public market at any time or at all.

              (e) Based on such Investor's knowledge, experience and skill in evaluating and investing in issues of securities derived from actual participation in financial, investment and business matters, such Investor is capable of evaluating the merits and risks of an investment in the shares of New Series A Preferred Stock and the suitability of such shares as an investment for such Investor.

              (f) Such Investor has had an opportunity to discuss the business, management and financial affairs of the Company and the terms and conditions of an investment in the shares of New Series A Preferred Stock with, and has had access to, the management of the Company.

              (g) Such Investor is aware that no guarantees have been or can be made respecting the future value, if any, of the shares of New Series A Preferred Stock (or the shares of New Common Stock issuable upon conversion thereof) or the profitability or success of the business of the Company.

                                   ARTICLE VII

                   COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS
                    CONCERNING REPRESENTATIONS AND WARRANTIES

         The Investors, the Responsible Shareholders and the Company hereby covenant, agree and acknowledge, with respect to the representations and warranties of the Responsible Shareholders set forth in Article V of this Agreement and the representations and warranties of the Company set forth in
Article IV of this Agreement as follows:

7.1 INDEMNIFICATION BY RESPONSIBLE SHAREHOLDERS.

         With respect to the representations and warranties of the Company set forth in Article IV of this Agreement, the Responsible Shareholders hereby agree to indemnify and hold harmless the Company for a breach of any such representations and warranties all as set forth and in accordance with Article X.

7.2 WAIVER OF CONTRIBUTION.

         Each of the Responsible Shareholders and the Investors hereby waive any rights of contribution, reimbursement, or indemnification against the Company with respect to any of their indemnification obligations hereunder. The Responsible Shareholders and the Investors all acknowledge and agree that certain of such Persons may have both indemnification obligation and the indirect rights and benefits of indemnification by holding shares of Common Stock. Notwithstanding such dual status, it is the intent of the parties hereto that any such Person shall not be relieved of an indemnification obligation as a Responsible Shareholder or Investor nor deprived of any indemnification benefit or right as a shareholder of the Company but shall be treated, as to any indemnification obligation, as any other shareholder.

7.3 SUFFICIENT AUTHORIZED SHARES.

         The Company shall at all times have a sufficient number of shares of New Common Stock authorized for issuance to permit the conversion of the New Series A Preferred Stock into New Common Stock.

                                  ARTICLE VIII

                 CONDUCT AND TRANSACTIONS PRIOR TO THE CLOSING;
                              ADDITIONAL AGREEMENTS

8.1 AFFIRMATIVE COVENANTS OF THE COMPANY.

         [Intentionally omitted.]

8.2 NEGATIVE COVENANTS OF THE COMPANY.

         [Intentionally omitted.]

8.3 AFFIRMATIVE COVENANTS OF THE RESPONSIBLE SHAREHOLDERS.

         Scott M. Schley and, in consideration of the benefits that will inure to their respective Affiliates pursuant to this Agreement, from and after the Closing Date, each Responsible Person:

              (a) shall not disclose or use at any time, either during his or her employment period or thereafter, any Confidential Information of which such Responsible Person is or becomes aware, whether or not such information is developed by him or her, except to the extent that such disclosure or use is directly related to and required by such Responsible Person's performance of duties assigned to the him or her by the Company or any Subsidiary;

              (b) agrees that all Work Product belongs to the Company or any Subsidiary. Such Responsible Person will promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Board of Directors of the Company (whether during or after the employment period) to establish and confirm such ownership (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company or any Subsidiary in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product;

              (c) acknowledges and agrees with the Company that during the course of such Responsible Person's employment with the Company or any Subsidiary, such Responsible Person has had and will continue to have the opportunity to develop relationships with existing employees, customers and other business associates of the Company and its Subsidiaries which relationships constitute goodwill of the Company and its Subsidiaries, and the Company and its Subsidiaries would be irreparably damaged if such Responsible Person were to take actions that would damage or misappropriate such goodwill and accordingly agrees as follows:

                   (i) Such Responsible Person acknowledges that the Company and its Subsidiaries currently conduct the Subject Business throughout the world (the "Territory"). Accordingly, during the Non-Compete Period, such Responsible Person shall not, directly or indirectly, enter into, engage in, assist, give or lend funds to or otherwise finance, be employed by or consult with, or have a financial or other interest in, any Competitive Business in the Territory, whether for or by himself or as an independent contractor, agent, stockholder, partner or joint venturor for any other Person. As used in this Agreement, "Non-Compete Period" means the period beginning on the Closing Date and ending on the first anniversary of the termination of such Responsible Person's employment with the Company for any reason. To the extent that the covenant provided for in this Section 8.3(c)(i) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of this Section 8.3(c)(i), and to add or delete specific words or phrases. This Section 8.3(c)(i) as modified shall then be enforced.

                   (ii) Notwithstanding Section 8(c)(i), the aggregate ownership by a Responsible Person of no more than two percent (on a fully-diluted basis) of the outstanding equity securities of any Person, which securities are traded on a national or foreign securities exchange, quoted on the NASDAQ Stock Market or other automated quotation system, and which Person competes with the Company (or any part thereof) within the Territory, shall not be deemed to be a violation of Section 8(c)(i). In the event that any Person in which a Responsible Person has any financial or other interest directly or indirectly enters into a line of business during the Non-Compete Period that competes with the Company within the Territory, such Responsible Person shall divest all of his or her interest (other than as permitted to be held pursuant to the first sentence of this

         Section 8.3(c)(ii)) in such Person within 15 days after such Person enters into such line of business that competes with the Company within the Territory.

                   (iii) Such Responsible Person covenants and agrees that during the Non-Compete Period, such Responsible Person will not, directly or indirectly, either for himself or herself or for any other Person (A) solicit any employee of the Company or any of its Subsidiaries to terminate his or her employment with the Company or any of its Subsidiaries or employ any such individual during his or her employment with the Company or any of its Subsidiaries and for a period of one year after such individual terminates his or her employment with the Company or any of its Subsidiaries, (B) solicit any customer of the Company or any of its Subsidiaries to purchase products or services of or on behalf of such Responsible Person or such other Person that are competitive with the products or services provided by the Company or any of its Subsidiaries, or (c) take any action that may cause injury to the relationships between the Company or any of its Subsidiaries or any of their employees and any lessor, lessee, vendor, supplier, customer, distributor, employee, consultant or other business associate of the Company or any of its Subsidiaries as such relationship relates to the Company's or any of its Subsidiaries' conduct of their business.

              (d) Such Responsible Person understands that the foregoing restrictions may limit his or her ability to earn a livelihood in a business similar to the business of the Company and any of its Subsidiaries, but he or she nevertheless believes that he or she has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given his or her education, skills and ability), he or she does not believe would prevent him or her from otherwise earning a living.

              (e) Such Responsible Person shall deliver to the Company at the termination of his or her employment period or at any time the Company may request all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product or the Subject Business which he or she may then possess or have under his or her control regardless of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.

              (f) if any provision of this Section 8.3 is inconsistent with a substantially similar provision of any Responsible Person's Employment Agreement, the provisions of such Responsible Person's Employment Agreement shall control.

8.4 REASONABLE EFFORTS.

         The Company and the Investors shall: (i) promptly make their respective filings and thereafter make any other submissions required under all applicable Laws with respect to the Transactions and (ii) use their respective reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the Transactions.

8.5 REPRESENTATIONS AND WARRANTIES.

         Neither the Company, the Responsible Shareholders nor the Investors, will take any action (without the prior written consent of the other party hereto) that would cause any of the representations and warranties made by any such Persons set forth in Articles IV, V and VI, as the case may be, not to be true and correct at and as of the Closing Date.

8.6 CONSENTS.

         Each party shall use its best efforts, and the other parties shall cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each Person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the transactions contemplated hereby.

8.7 PUBLIC ANNOUNCEMENTS.

         Each party agrees that, except (i) as otherwise required by Law (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and
(ii) for disclosure to its respective directors, officers, employees, financial advisors, potential financing sources, legal counsel, independent certified public accountants or other agents, advisors or representatives on a need-to-know basis and with whom such party has a confidential relationship, it will not issue any reports, statements or releases, in each case pertaining to this Agreement, the Related Documents or the transactions contemplated hereby or thereby, without the prior written consent of the Company, the Shareholders' Representative or the Investors, as the case may be, which consent shall not unreasonably be withheld or delayed.

8.8 NEGOTIATION WITH OTHERS.

         [Intentionally omitted.]

8.9 CERTAIN TAX MATTERS.

         [Intentionally omitted.]

8.10 SHAREHOLDERS' REPRESENTATIVE.

         The Responsible Shareholders agree among themselves (without prejudice to or affecting in any way the rights provided in this Agreement or otherwise to the Company or any Investor) as follows:

              (a) Appointment. The Responsible Shareholders, for themselves and their personal representatives and other successors, hereby constitute and appoint Scott M. Schley, as their agent (the "Shareholders' Representative"), with full power and authority, except as otherwise expressly provided in this Agreement, in the name of and for and on their behalf to take all action required or permitted under this Agreement or any of the Related Documents (including, without limitation, the giving and receiving of all accountings, reports, notices, waivers and consents). In the event of the death, physical or mental incapacity or resignation of

Scott M. Schley or any successor Shareholders' Representative, the Responsible Shareholders shall promptly appoint a substitute or substitutes and shall advise the Investors and the Company, as the case may be, thereof. The authority conferred under this Section 8.10(a) is an agency coupled with an interest and all authority conferred hereby is irrevocable and not subject to termination by the Responsible Shareholders or by the Shareholders' Representative or by operation of Law, whether by the death or incapacity of any Responsible Shareholder, the termination of any trust or estate or the occurrence of any other event. If any Responsible Shareholder should die or become incapacitated, if any trust or estate should terminate or if any other such event should occur, any action taken by the Shareholders' Representative pursuant to this Section 8.10(a) shall be as valid as if such death or incapacity, termination or other event had not occurred, regardless of whether or not any Person shall have received notice of such death, incapacity, termination or other event.

              (b) Reliance by Shareholders' Representative. The Shareholders' Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to him by any Person or any other evidence deemed by the Shareholders' Representative to be reasonably reliable, and the Shareholders' Representative shall be entitled to act on the advice of counsel selected by him. The Shareholders' Representative shall be fully justified in failing or refusing to take any action under this Agreement unless he shall have received such advice or concurrence of the Shareholders as he deems appropriate or he shall have been expressly indemnified to his satisfaction by the Shareholders severally according to their respective Shareholder Percentages against any and all Liability and expense that the Shareholders' Representative may incur by reason of taking or continuing to take any such action. The Shareholders' Representative shall in all cases be fully protected in acting, or refraining from acting, under this Agreement in accordance with a request of Shareholders whose aggregate Responsible Shareholder Percentages equal or exceed 67%, and such request, and any action taken or failure to act pursuant thereto, shall be binding upon all of the Shareholders.

              (c) Expenses of Shareholders' Representative. The Shareholders' Representative shall be entitled to retain counsel and to incur such expenses (including litigation expenses) as the Shareholders' Representative deems to be necessary or appropriate in connection with his performance of his obligations under this Agreement. All such fees and expenses (including reasonable attorneys' fees) incurred by the Shareholders' Representative prior to the Closing shall be borne by the Company, and all such fees and expenses (including reasonable attorneys' fees) incurred by the Shareholders' Representative after the Closing shall be borne by the Shareholders severally according to their respective Shareholder Percentages.

              (d) Indemnification. The Responsible Shareholders hereby agree severally to indemnify the Shareholders' Representative (in his capacity as such) ratably according to their respective Shareholder Percentages against, and to hold the Shareholders' Representative (in his capacity as such) harmless from, any and all Liabilities, Losses, penalties, actions, judgments, suits, costs, expenses or disbursements of whatever kind which may at any time be imposed upon, incurred by or asserted against the Shareholders' Representative in such capacity in any way relating to or arising out of his action or failure to take action pursuant to this Agreement or in connection herewith or therewith in such capacity; provided, however, that no Shareholder shall be liable for the payment of any portion of such Liabilities, Losses, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Shareholders' Representative as determined by a final decision of a court of competent jurisdiction no longer subject to appeal. The agreements in this paragraph shall survive the termination of this Agreement.

              (e) No Personal Liability. Except for liability to the Shareholders resulting solely from his gross negligence or willful misconduct as determined by a final decision of a court of competent jurisdiction no longer subject to appeal, the Shareholders' Representative shall have no liability to any Person as a result of his status as the Shareholders' Representative.

8.11 INVESTORS' REPRESENTATIVE.

         The Investors agree (without prejudice to or affecting in any way the rights provided in this Agreement or otherwise to the Company or any Responsible Shareholder) as follows:

              (a) Appointment. The Investors, for themselves and their representatives and successors, hereby constitute and appoint InSight, as the Investors' Representative, with full power and authority, except as otherwise expressly provided in this Agreement, in the name of and for and on behalf of the Investors, to take all action required or permitted under this Agreement and the Related Documents (including, without limitation, the giving and receiving of all accountings, reports, notices, waivers and consents). In the event of the resignation of InSight or any successor Investors' Representative, the Investors shall promptly appoint a substitute or substitutes and shall advise the Shareholders or the Company as the case may be thereof. The authority conferred under this Section 8.12(a) is an agency coupled with an interest and all authority conferred hereby is irrevocable and not subject to termination by the Investors or by operation of Law.

              (b) Reliance by Investors' Representative. The Investors' Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to it by any Person or any other evidence deemed by it to be reasonably reliable, and the Investors' Representative shall be entitled to act on the advice of counsel selected by it. The Investors' Representative shall be fully justified in failing or refusing to take any action under this Agreement unless it shall have received such advice or concurrence of the Investors as it deems appropriate or it shall have been expressly indemnified to its satisfaction by the Investors severally according to their respective Investor Percentages against any and all Liability and expense that the Investors' Representative may incur by reason of taking or continuing to take any such action. The Investors' Representative shall in all cases be fully protected in acting, or refraining from acting, under this Agreement in accordance with a request of Investors whose aggregate Investor Percentages equal or exceed 75%, and such request, and any action taken or failure to act pursuant thereto, shall be binding upon all of the Investors.

              (c) Expenses of Investors' Representative. The Investors' Representative shall be entitled to retain counsel and to incur such expenses (including litigation expenses) as it deems to be necessary or appropriate in connection with its performance of its obligations under this Agreement. All such fees and expenses (including reasonable attorneys' fees) incurred by it shall be borne by the Investors severally according to their respective Investor Percentages.

              (d) Indemnification. The Investors hereby agree severally to indemnify the Investors' Representative (in its capacity as such) ratably according to their respective Investor Percentages against, and to hold the Investors' Representative (in its capacity as such) harmless from, any and all Liabilities, Losses, penalties, actions, judgments, suits, costs, expenses or disbursements of whatever kind which may at any time be imposed upon, incurred by or asserted against the Investors' Representative in such capacity in any way relating to or arising out of its action or failure to take action pursuant to this Agreement or in connection herewith or therewith in such capacity; provided, however, that no Investor shall be liable for the payment of any portion of such Liabilities, Losses, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Investors' Representative as determined by a final decision of a court of competent jurisdiction no longer subject to appeal. The agreements in this paragraph shall survive termination of this Agreement.

              (e) No Liability. Except for liability to the Investors resulting solely from its gross negligence or willful misconduct as determined by a final decision of a court of competent jurisdiction no longer subject to appeal, the Investors' Representative shall have no liability to any Person as a result of its status as the Investors' Representative.

8.12 KEY MAN LIFE INSURANCE

         From and after the Closing Date, and so long as such Person is an employee of the Company, the Company shall maintain its "key man" life insurance policies for Glenn E. Montgomery, Mark L. Epstein and Larry J. Engelken, in the amount of $1,000,000 for each such Person, in each case, on terms reasonably satisfactory to the Investors. Each such policy shall name the Company as sole beneficiary.

8.13 ADDITIONAL SMALL BUSINESS COVENANTS.

                   (i) The proceeds from the sale by the Company of the shares of capital stock of the Company to Imprimis and UBS pursuant to this Agreement (the "Proceeds") shall be used by the Company solely to make the payments specifically contemplated by this Agreement and for working capital and general corporate purposes. The Company, its Subsidiaries and its Affiliates shall provide to representatives of each Investor which is an SBIC and representatives of the SBA reasonable access to its books and records for the purpose of confirming such use of the Proceeds or for other purposes related to the qualifications of the financing provided hereunder or under any of the Related Documents. If the Company breaches its representations and warranties made in the Small Business Sideletters in any respect, then in addition to all other remedies available to each SBIC pursuant to this Agreement, such SBIC may elect that any shares of the Company's capital stock be repurchased by the Company at original cost plus accrued dividends thereon.

                   (ii) So long an SBIC holds any securities of the Company, the Company, its Subsidiaries and its Affiliates will comply at all times with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117.

                   (iii) Within 45 days after the end of each fiscal year, and at any other time reasonably requested by any SBIC, the Company shall deliver to such SBIC a written assessment, in form and substance satisfactory to such SBIC, of the economic impact of such SBIC's investment in the Company, specifying (i) the full-time equivalent jobs created or retained in connection with the investment, and (ii) the impact of the investment on the Company's business, in terms of revenue and profits, and on taxes paid by the Company, its Subsidiaries and its Affiliates and their respective employees. Upon request, the Company promptly (and in any event within 20 days of such request) shall furnish to any SBIC all information (i) reasonably requested by such SBIC in order for such SBIC to comply with the requirements of 13 C.F.R. Section 107.620 or to prepare and file Small Business Administration Form 468 or any other SBA forms requested by the Investors and (ii) reasonably requested or required by any Governmental Entity asserting jurisdiction over such SBIC. Any submission of financial information pursuant to this Section shall be under cover of a certificate executed by the president, chief executive officer, chief financial officer or treasurer of the Company certifying that such information (i) relates to the Company, its Subsidiaries and its affiliates (ii) is accurate and (iii) if applicable, has been audited by the Company's independent auditors.

                                   ARTICLE IX

                                   CONDITIONS

9.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS.

         The obligation of the parties hereto to consummate the transactions contemplated by this Agreement (including the Purchase and the Redemption) are subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the parties hereto to the extent permitted by Law:

              (a) Approvals. All authorizations, consents, Orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated hereby shall have been obtained or made.

              (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court or Governmental Entity of competent jurisdiction nor other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

              (c) Statutes. No action shall have been taken or threatened, and no statute, rule, regulation or Order shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby or by the Related Documents by any Governmental Entity that would (i) make the consummation of the transactions contemplated hereby illegal or substantially delay the consummation of any aspect of the transactions contemplated hereby,
(ii) affect the right of the Investors to exercise their rights as shareholders of the Company, or (iii) render the Company or the Investors unable to consummate the transactions contemplated hereby.

9.2 CONDITIONS TO OBLIGATIONS OF THE INVESTORS.

         The obligation of the Investors to consummate the transactions contemplated by this Agreement (including the Purchase) is subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Investors:

              (a) Representations and Warranties. The representations and warranties of the Company and the Responsible Shareholders set forth in this Agreement shall in each case be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) as of the Closing Date, as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, and the Investors shall have received a certificate signed by the Chief Executive Officer of the Company (with respect to the Company only) and from the Shareholders' Representative (with respect to the Responsible Shareholders only) to such effect.

              (b) Performance of Obligations of the Company and the Responsible Shareholders. The Company and the Responsible Shareholders shall have performed in all respects all obligations and covenants required to be performed by such Persons under this Agreement and the Related Documents as of the Closing Date, and the Investors shall have received a certificate signed by the Chief Executive Officer of the Company (with respect to the Company only) and the Shareholders' Representative (with respect to the Shareholders only) to such effect.

              (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Documents by the Company and the Responsible Shareholders and the consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken by the Company, and the Company shall have full corporate power and right to consummate the transactions contemplated hereby on the terms provided herein.

              (d) Related Documents. All parties thereto other than the Investors shall have executed and delivered to the Company and the Investors each of the Related Documents and such Related Documents shall, but for the Investors' execution and delivery thereof, be in full force and effect in accordance with their terms and conditions.

              (e) Opinion of the Company's and the Responsible Shareholders' Counsel. The Investors shall have received a legal opinion dated the Closing Date of Holland & Hart LLP, counsel to the Company, and Reinhart Boerner Van Deuren Norris & Rieselbach, P.C. and Engel, Deiman & Lockwood pc counsel to the Responsible Shareholders in form and substance reasonably satisfactory to the Investors.

              (f) Consents and Approvals. The Investors shall have received duly executed copies of all consents and approvals, in form and substance satisfactory to the Investors, that are (i) required of the Company or the Responsible Shareholders for consummation of the transactions contemplated hereby, (ii) required in order to prevent a breach of or a default under or a termination of any Contract set forth in Schedule 4.5.

              (g) Government Consents, Authorizations, Etc. All consents, authorizations, Orders or approvals of, and filings or registrations with, any Governmental Entity which are required for or in connection with the execution and delivery by the Company and the Responsible Shareholders of this Agreement and the Related Documents and the consummation by the Company and the Responsible Shareholders of the transactions contemplated hereby and thereby shall have been obtained or made. In addition, the Responsible Shareholders and the Investors shall have filed all notices and information required, if any, under Part IX of the Competition Act (Canada) and satisfied any request for additional information thereunder and the applicable waiting periods and any extensions thereof shall have expired without the threat of restraint or challenge, or the parties shall have received an Advance Ruling Certificate ("ARC") pursuant to section 102 of the Competition Act (Canada) stating that the Director is satisfied that he would not have sufficient grounds on which to apply for an order in respect of the transactions contemplated by the Agreement.

              (h) Corporate Resolutions. The Investors shall have received certified copies of the resolutions of the Company's board of directors approving this Agreement, the Related Documents, all other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

              (i) Absence of Material Adverse Change. Since the Latest Balance Sheet Date, there shall have been no Material Adverse Change with respect to the Company or any Subsidiary.

              (j) Officer's Certificate. The Company shall have delivered an officer's certificate dated as of the Closing Date to the Investors certifying
(i) that attached thereto is a true and complete copy of the Company's certificate of incorporation and all amendments thereto as in effect on such date; (ii) that attached thereto is a true and complete copy of the Company's bylaws as in effect on such date; (iii) as to the incumbency and genuineness of the signature of each officer of the Company executing this Agreement, the Related Documents or any of the other documents contemplated hereby; (iv) as to the principal amount of the Funded Indebtedness as of the Closing Date; and (v) that the Company is not as of the Closing Date, nor has it been at any time, a "U.S. real property holding corporation" (as defined in Section 897 of the Code). Each Subsidiary shall have delivered an officer's certificate dated as of the Closing Date to the Investors certifying (i) that attached thereto is a true and complete copy of the Subsidiary articles or certificate of incorporation and all amendments thereto as in effect on such date; and (ii) that attached thereto is a true and complete copy of the Subsidiary's bylaws as in effect on such date (or, in each case, the relevant constating or governing documents).

              (k) Stock Certificates. Each Shareholder shall have delivered the stock certificates for the Purchased Shares and for the Redeemed Shares and the related stock powers specified in Sections 1.7 and 1.8 hereof.

              (l) Charter Documents. The Shareholders or the Company shall have delivered a long form good standing certificate as to the Company and each Subsidiary, issued as of a recent date by the Secretary of State of each jurisdiction where such Person is organized or qualified to do business.

              (m) Directors and Officers of the Company. The new directors of the Company shall have been elected in accordance with the terms of the Shareholders' Agreement.

              (n) Simultaneous Transactions. The EDS Transactions and the MTH Transactions shall have been consummated.

              (o) Employment Agreements. Each of the Responsible Shareholders shall have terminated their existing Employment Agreements with the Company and entered into new Employment Agreements (the "Employment Agreements") with the Company upon terms and conditions satisfactory to the Investors.

              (p) Credit Agreement. The Company shall have consummated the Bank Financing.

              (q) Small Business Sideletters. The Company shall have executed and delivered the Small Business Sideletters to each of UBS and Imprimis.

              (r) Option Exercises. The Investors shall have received satisfactory evidence that all holders of the Company's outstanding options to purchase Common Stock have validly exercised all of such options, have paid the full exercise price therefor and are stockholders of record of the Company.

              (s) Stock Purchase and Redemption Agreement. All parties thereto other than the Investors shall have executed and delivered the Stock Purchase and Redemption Agreement upon substantially the terms and conditions of the draft attached as Exhibit F hereto.

9.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY.

         The obligation of the Company to consummate the transactions contemplated by this Agreement (including the Redemption) is subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Company:

              (a) Representations and Warranties. The representations and warranties of the Investors set forth in Article VI shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) as of the Closing Date, as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, and the Company shall have received a certificate signed by an authorized officer of the Investors' Representative to such effect.

              (b) Performance of Obligations of the Investors. Each of the Investors shall have performed in all material respects its obligations and covenants required to be performed by it under this Agreement prior to or as of the Closing Date, and the Company shall have received a certificate signed by an authorized officer of the Investors' Representative to such effect.

              (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Documents to which an Investor is a party and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by such Investor.

              (d) Government Consents, Authorizations, Etc. All consents, authorizations, Orders or approvals of, and filings or registrations with, any Governmental Entity which are required for or in connection with the execution and delivery of this Agreement and the Related Documents by the Investors and the consummation by the Investors of the transactions contemplated hereby or thereby shall have been obtained or made.

              (e) Consents and Approvals. The Company shall have received duly executed copies of all consents and approvals, in form and substance reasonably satisfactory to the Company and its counsel, that are required of the Investors or the Company for consummation of the transactions contemplated hereby.

              (f) Absence of Material Adverse Change. Since the Latest Balance Sheet Date, there shall have been no Material Adverse Change with respect to the Company or any Subsidiary.

              (g) Simultaneous Transactions. The EDS Transactions and the MTH Transactions shall have been consummated.

              (h) Employment Agreements. Each of the Responsible Shareholders shall have terminated his existing Employment Agreement with the Company and entered into new Employment Agreements with the Company upon terms and conditions satisfactory to the Investors.

              (i) Credit Agreement. The Company shall have executed a Credit Agreement with Fleet National Bank and certain other banks providing sufficient financing to consummate the transactions contemplated hereby.

              (j) Option Exercises. The Company shall have received satisfactory evidence that all holders of the Company's outstanding options to purchase Common Stock have validly exercised all of such options, have paid the full exercise price therefor and are stockholders of record of the Company.

              (k) Stock Purchase and Redemption Agreement. All parties thereto other than the Company shall have executed and delivered the Stock Purchase and Redemption Agreement upon substantially the terms and conditions of the draft attached as Exhibit F hereto.

9.4 RELEASE BY RESPONSIBLE SHAREHOLDERS

              (a) Anything contained herein to the contrary notwithstanding, upon receipt by each Responsible Shareholder of the consideration to be received by such Responsible Shareholder pursuant to Section 1., each such Responsible Shareholder hereby agrees, solely in his or its capacity as a stockholder of the Company, that (without any further action on the part of such Responsible Shareholder) the Company (for the benefit of the Company, the Investors and their respective parents, subsidiaries, Affiliates, divisions and predecessors and their past and present directors, officers, employees and agents, and each of their respective successors, heirs, assigns, executors and administrators (collectively, the "Released Persons")) shall be irrevocably released and forever discharged of and from all manner of action and actions, cause and causes of action, suits, rights, debts, dues, sums of money, accounts, bonds, bills, covenants, Contracts, controversies, omissions, promises, variances, trespasses, damages, liabilities, judgments, executions, claims and demands whatsoever, in law or in equity which against the Released Persons such Responsible Shareholder ever had, now has or which he or it hereafter can, shall or may have, whether known or unknown, suspected or unsuspected, matured or unmatured, fixed or contingent, for, upon or by reason of any matter or cause relating to such Responsible Shareholders' interest as a shareholder in the Company and arising at any time on or prior to the Closing, including the consummation of the Transactions.

              (b) Each Responsible Shareholder specifically represents and warrants to the Released Persons that he or it has not assigned any such claim set forth in paragraph (a) above, and agrees to indemnify and hold harmless the Released Persons from and against any and all Losses arising from or in any way related to (i) any such assignment, and (ii) any action by any third party arising from or in any way related to the relationship among such Responsible Shareholders and the Released Persons, which is the subject of this Section 9.4.

              (c) Covenant Not to Sue. Each Party hereto hereby covenants, that after execution of this Agreement and the consummation of the Transactions, he, she or it shall not commence any action, lawsuit or other Proceeding in law or in equity, or otherwise, based upon any claim, demand, Loss, cause of action or Liability, which is released herein. However, nothing contained herein shall prevent any Party from commencing any action to enforce any breach of any obligation assumed by another Party hereto under this Agreement or the Related Documents. Should any Party, at any time after the Parties execute this Agreement, commence any action, lawsuit or other Proceeding, in law or in equity or otherwise, in breach of the covenant not to sue contained in this Section 9.4
(c), such Party shall indemnify and hold harmless the other Parties to such action, lawsuit or other Proceeding from and against any Liability, Loss, cost, expense or judgement arising out of or occasioned by such action, including, but not limited to, the amount or any judgement or settlement entered into in resolution of said action and attorney's fees.

                                    ARTICLE X

                                 INDEMNIFICATION

10.1 INDEMNIFICATION GENERALLY; ETC.

         From and after the Closing Date:

              (a) By the Responsible Shareholders in Favor of the Company. Each of the Responsible Shareholders hereby agrees severally but not jointly to indemnify and hold harmless the Company for any and all Losses it may suffer, sustain or incur as a result of:

                   (i) the untruth, inaccuracy or breach of any representation or warranty of such Responsible Shareholder contained in Article V of this Agreement, any Related Document, any Schedule or Exhibit thereto or any certificate delivered in connection therewith at or before the Closing; and

                   (ii) the breach of any agreement or covenant of such Responsible Shareholder contained in this Agreement or any Related Document.

              (b) By the Company in Favor of the Investors. The Company shall indemnify and hold harmless the Investors for any and all Losses they may suffer, sustain or incur as a result of:

                   (i) the untruth, inaccuracy or breach or any representation or warranty of the Company contained in this Agreement, any Related Document, any Schedule or Exhibit thereto, or any certificate delivered in connection therewith at or before the Closing;

                   (ii) the breach of any agreement or covenant of the Company contained in this Agreement or in any Related Document to be performed on or prior to the Closing Date; or

                   (iii) any Proceeding (including, any settlement thereof) brought by any Shareholder (solely in his, her or its capacity as a stockholder of the Company) arising from the Company's consummation of the Transactions.

              (c) By the Responsible Shareholders in Favor of the Company. Each of the Responsible Shareholders hereby agrees, severally but not jointly, to indemnify and hold harmless the Company for any and all Losses it may suffer, sustain or incur as a result of:

                   (i) the untruth, inaccuracy or breach or any representation or warranty of the Company contained in this Agreement, any Related Document, any Schedule or Exhibit thereto, or any certificate delivered in connection therewith at or before the Closing;

                   (ii) the breach of any agreement or covenant of the Company contained in this Agreement or in any Related Document to be performed on or prior to the Closing Date; or

                   (iii) any Proceeding (including any settlement thereof) brought by any Shareholder (solely in his, her or its capacity as a stockholder of the Company) arising from the Company's consummation of the Transactions.

              (d) By the Investors in Favor of the Company. Each of the Investors hereby agrees severally but not jointly to indemnify and hold harmless the Company for any and all Losses it may suffer, sustain or incur as a result of:

                   (i) the untruth, inaccuracy or breach of any representation or warranty of such Investor contained in Article VI; or

                   (ii) the breach of any agreement or covenant of such Investor contained in this Agreement or in any Related Document.

              (e) Indemnification for Losses. Subject to the provisions of
Section 10.1(f)(i), Losses sustained or incurred pursuant to Section 10.1(b) or 10.1(c) shall be satisfied by the Company or the Responsible Shareholders, as set forth in this Section 10.1(e) in the following order:

                   (i) first, the Company shall pay to the Investors up to one million, five hundred thousand dollars ($1,500,000) in cash; provided, however, that if the Company is contractually prohibited (including pursuant to the Loan Agreement with Fleet) from making such payment (after using commercially reasonable efforts to remove or suspend such restriction), it shall pay any amount so prohibited in the form of an unsecured subordinated promissory note providing for a ten percent (10%) interest rate, a maturity of not more than five years, payment of interest in the form of additional subordinated promissory notes (with identical terms) to the extent that the Company is contractually prohibited (after using commercially reasonable efforts to remove or suspend such prohibition) from paying interest in cash, and such other reasonable and customary terms and conditions as are reasonably acceptable to the Investors; provided further however, that the Company shall not enter into any Contract after the date hereof that would further impair or restrict its ability to make cash payments to the Investors pursuant to this Section 10.1(e)(i).

                   (ii) second, to the extent that aggregate Losses exceed $1,500,000, the Company shall issue up to three million dollars ($3,000,000) of New Series A Preferred Stock to the Investors, which shares shall be valued at $1.085 per share; and

                   (iii) third, to the extent that aggregate Losses exceed four million, five hundred thousand dollars ($4,500,000) the Responsible Shareholders shall, severally but not jointly, pay to the Company up to ten million, three hundred thousand dollars

         ($10,300,000) in the aggregate, in accordance with each such Responsible Shareholder's Proportionate Percentage set forth on
         Schedule 10.1 hereto.

              (f) Limits to Indemnification. Notwithstanding the foregoing provisions of this Section 10.1:

                   (i) neither the Investors nor the Company shall be entitled to be indemnified for Losses pursuant to Section 10.1(b) or Section 10.1(c), respectively (other than for breaches of Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.10, 4.11 and 4.24 of this Agreement (collectively, the "Fundamental Representations and Warranties")) unless and until the amount of all Losses incurred on a cumulative basis since the Closing Date exceeds $500,000, in which case the Investors or the Company (as the case may be) shall be indemnified for Losses exceeding $500,000 incurred since the Closing Date. The parties hereto acknowledge and agree that any Losses that are incurred in connection with the breach of the Fundamental Representations and Warranties shall not be applied against or subject to either any threshold or limitation on liability set forth in this Section 10.1(f).

                   (ii) the Responsible Shareholders shall have no obligation to indemnify the Company for any Losses unless and until the aggregate amount of all Losses sustained or incurred pursuant to Section 10.1(b) and Section 10.1(c) exceeds $4,500,000.

                   (iii) no Responsible Shareholder shall be obligated to pay to the Company more than his Proportionate Percentage (as set forth on Schedule 10.1) for Losses payable pursuant to Section 10.1(e)(iii).

                   (iv) except as provided in Section 10.1(c)(iii) the Responsible Shareholders shall have no obligation to indemnify the Company for Losses for which a claim by an Indemnified Person was first made after the date which is thirty (30) days after the Investors receive the Company's 1999 audited consolidated financial statements (which financial statements shall have been audited by a nationally recognized "big five" accounting firm, Grant Thorton LLP or any other Person that is reasonably acceptable to the Investors). With respect to Losses incurred pursuant to Section 10.1(c)(iii), the Responsible Shareholders shall have no obligation to indemnify the Company for such Losses unless an Indemnified Person shall have initiated a Proceeding therefor on or prior to December 31, 2000.

              (g) Indemnity Baskets/Limitations for the Investors. The Company shall not have the right to be indemnified pursuant to Section 10.1(d) unless and until the Company shall have incurred on a cumulative basis since the Closing Date aggregate Losses otherwise entitled to indemnification hereunder in an amount exceeding $500,000, in which event the Company shall be indemnified for Losses exceeding $500,000 incurred since the Closing Date. The sum of all Losses pursuant to which indemnification is payable by the Investors pursuant to
Section 10.1(d) shall not exceed the Purchased Shares Consideration. The indemnification obligations of the Investors may, at the option of the Investors, be satisfied by the forfeiture to the Company of the appropriate number of shares of New Series A Preferred Stock, based upon a valuation of the Company to be made on the date that such obligation is due, by a third party appraisal firm selected by the Board of Directors (which shall not be an Affiliate of the Company or any Responsible Shareholder).

              (h) Guaranty.

                   (i) Glenn E. Montgomery, Jr. shall personally guaranty (the "Montgomery Guaranty") the obligations of GMJM Stock Partnership, Ltd. Such obligations of Glenn E. Montgomery, Jr. are independent of the obligations of GMJM Stock Partnership, Ltd. set forth in Section 10.1(c), and a separate action or actions may be brought and prosecuted against Glenn E. Montgomery, Jr. for Losses irrespective of whether any action is brought, and prosecuted against Glenn E. Montgomery, Jr. for Losses or whether any action is brought against GMJM Stock Partnership, Ltd., or GMJM Stock Partnership, Ltd. is joined in any such action or actions.

                        (A) The Montgomery Guarranty is a guaranty of payment when due and not merely of collection.

                        (B) The Montgomery Guaranty shall be unconditional irrespective of any lack of enforceability of this Agreement as to GMJM Stock Partnership, Ltd. or any bankruptcy, insolvency or similar proceeding with respect to GMJM Stock Partnership, Ltd.; provided, however, that the foregoing shall not be deemed to preclude Glenn E. Montgomery, Jr. from asserting any of the defenses that would have been available to GMJM Stock Partnership, Ltd.

                   (v) Mark L. Epstein shall personally guaranty (the "Epstein Guaranty") the obligations of the Mark L. Epstein Trust. Such obligations of Mark L. Epstein are independent of the obligations of the Mark L. Epstein Trust set forth in Section 10.1(c), and a separate action or actions may be brought and prosecuted against Mark L. Epstein for Losses irrespective of whether any action is brought, and prosecuted against Mark L. Epstein for Losses or whether any action is brought against the Mark L. Epstein Trust, or the Mark L. Epstein Trust is joined in any such action or actions.

                        (A) The Epstein Guarranty is a guaranty of payment when due and not merely of collection.

                        (B) The Epstein Guaranty shall be unconditional irrespective of any lack of enforceability of this Agreement as to the Mark L. Epstein Trust or any bankruptcy, insolvency or similar proceeding with respect to the Mark L. Epstein Trust; provided, however, that the foregoing shall not be deemed to preclude Mark L. Epstein from asserting any of the defenses that would have been available to the Mark L. Epstein Trust.

                   (vi) Larry J. Engelken shall personally guaranty (the "Engelken Guaranty") the obligations of LEHE Family Partners, Ltd. Such obligations of Larry J. Engelken are independent of the obligations of LEHE Family Partners, Ltd. set forth in Section 10.1(c), and a separate action or actions may be brought and prosecuted against Larry J. Engelken for Losses irrespective of whether any action is brought, and prosecuted against Larry J. Engelken for Losses or whether any action is brought against LEHE Family Partners, Ltd., or LEHE Family Partners, Ltd. is joined in any such action or actions.

                        (A) The Engelken Guarranty is a guaranty of payment when due and not merely of collection.

                        (B) The Engelken Guaranty shall be unconditional irrespective of any lack of enforceability of this Agreement as to LEHE Family Partners, Ltd. or any bankruptcy, insolvency or similar proceeding with respect to LEHE Family Partners, Ltd.; provided, however, that the foregoing shall not be deemed to preclude Larry J. Engelken from asserting any of the defenses that would have been available to LEHE Family Partners, Ltd.

10.2 ASSERTION OF CLAIMS.

         No claim shall be brought under Section 10.1 unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 10.3 of any Third-Party Claim, the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal Proceedings subsequent to the Survival Date for the enforcement of their rights under Section 10.1.

10.3 NOTICE AND DEFENSE OF THIRD-PARTY CLAIMS.

         The obligations and Liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of liability by third parties (each, a "Third-Party Claim") shall be subject to the following terms and conditions:

              (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third-Party Claim which might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third-Party Claim and the amount thereof to the extent known; provided, however, that no delay on the part of the Indemnified Person in notifying any Indemnifying Person shall relieve the Indemnifying Person from any Liability hereunder unless (and then solely to the extent) the Indemnifying Person thereby is materially prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third-Party Claim, including, but not limited to, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

              (b) If the Indemnifying Persons shall acknowledge in a writing delivered to the Indemnified Persons that the Indemnifying Persons shall be obligated under the terms of their indemnification obligations hereunder in connection with such Third-Party Claim, then the Indemnifying Persons shall have the right to assume and control the defense of any Third-Party Claim at their own expense and by their own counsel, which counsel shall be satisfactory to the Indemnified Persons; provided, however, that the Indemnifying Persons shall not have the right to assume and control the defense of any Third-Party

Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Persons shall have one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Persons, and, in the opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons, (ii) such action or Proceeding is reasonably likely to have an effect on any other matter beyond the scope of the indemnification obligation of the Indemnifying Persons or (iii) the Indemnifying Persons shall not have assumed the defense of the Third-Party Claim in a timely fashion.

              (c) If the Indemnifying Persons shall assume the defense of a Third-Party Claim (under circumstances in which the proviso to Section 10.3(b) is not applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third-Party Claim by giving the written acknowledgement referred to in Section 10.3(b), or are otherwise restricted from so assuming by the proviso to Section 10.3(b), the Indemnifying Persons shall nevertheless be entitled to participate in such defense with their own counsel and at their own expense; and in any such case, the Indemnified Persons may assume the defense of the Third-Party Claim, with counsel which shall be satisfactory to the Indemnifying Persons, and shall act reasonably and in accordance with their good faith business judgment and shall not effect any settlement without the consent of the Indemnifying Persons, which consent shall not unreasonably be withheld or delayed.

              (d) If the Indemnifying Persons exercise their right to assume the defense of a Third-Party Claim, they shall not make any settlement of any claims without obtaining in connection therewith a full release of the Indemnified Persons, in form and substance satisfactory to the Indemnified Persons.

10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         Subject to the further provisions of this Section 10.4, the representations and warranties of the Company contained in this Agreement shall survive the Closing until the first anniversary of the Closing Date; provided, however, that (i) the representations and warranties of the Company set forth in
Section 4.20 shall survive the Closing until the seventh anniversary of the Closing Date, (ii) the representations and warranties of the Company set forth in Section 4.10 and Section 4.11 shall survive the closing until the expiration of all applicable statues of limitation and (iii) the representations and warranties of the Responsible Shareholders contained in Article V of this Agreement, the representations and warranties of the Investors contained in
Article VI of this Agreement and the Fundamental Representations and Warranties (other than Section 4.10 and Section 4.11) shall survive the Closing and remain in full force and effect indefinitely without time limit. The covenants and other agreements of the parties contained in this Agreement shall survive the Closing until they are otherwise terminated, whether by their terms or as a matter of applicable Law.

10.5 NO THIRD PARTY RELIANCE.

         Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company and the Responsible Shareholders contained in this Agreement and the Related Documents (a) are being given by the Company and the Responsible Shareholders as an inducement to the Investors to enter into this Agreement and the Related Documents to which the Investors are a party (and the Company and the Responsible Shareholders acknowledge that the Investors have expressly relied thereon) and (b) are solely for the benefit of the Investors and the Company. Accordingly, no third party or anyone acting on behalf of any thereof other than the Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against, the Investors, the Company, any Responsible Shareholder or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Article X, or otherwise.

10.6 REMEDIES EXCLUSIVE.

         The remedies provided for in this Article X shall be the exclusive contractual remedies of the Indemnified Persons in connection with any Proceedings or Loss arising under this Agreement, the Related Documents or in connection with the transactions contemplated hereby; provided, however, that nothing in this Section 10.6 shall be construed to limit in any way the rights and benefits of, or the remedies available to, any party to this Agreement or the Related Documents under or in respect of any other instrument or agreement to which such Person may be a party or for fraud.

                                   ARTICLE XI

                             [INTENTIONALLY OMITTED]


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

12.1 EXPENSES.

         Except as otherwise provided herein, the Company shall bear all Transaction Related Expenses and the Responsible Shareholders shall bear all of their out-of-pocket fees and expenses incurred by them relating to the consummation of the Transactions.

12.2 AMENDMENT.

         This Agreement may not be amended except by an instrument in writing signed by the Investors' Representative, the Shareholders' Representative and the Company.

12.3 ENTIRE AGREEMENT.

         This Agreement and the other agreements and documents referenced herein (including, but not limited to, the Schedules and the Exhibits (in their executed form) attached hereto) contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings among the parties with respect thereto (including, but not limited to, the letter of intent dated as of June 23, 1999, as amended, among the Investors' Representative, and the Company).

12.4 SEVERABILITY.

         It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

12.5 NO THIRD-PARTY BENEFICIARIES; SUCCESSORS AND ASSIGNS.

         Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, representatives, heirs and estates, as the case may be. This Agreement shall not be assignable by the Company or any Responsible Shareholder without the consent of the Investors' Representative.

12.6 HEADINGS.

         Descriptive headings are for convenience only and shall not control or affect in any way the meaning or construction of any provision of this Agreement.

12.7 NOTICES.

         All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a) if to the Company or any Responsible Shareholder, to:

                           Convergent Group Corporation
                           6200 South Syracuse Way
                           Suite 200
                           Englewood, Colorado  80111
                           Attention:  Glenn E. Montgomery, CEO;

                  with a copy to:

                           Holland & Hart, LLP
                           555 Seventeenth Street
                           Suite 3200
                           Denver, Colorado  80202
                           Attention:  Kevin S. Crandell, Esq.;

              (b) if to the Shareholders' Representative:

                           Scott M. Schley, Shareholders' Representative c/o Convergent Group Corporation
                           6200 South Syracuse Way
                           Suite 200
                           Englewood, Colorado  80111

              (c) if to the Investors' Representative or any Investor:

                           InSight Capital Partners III, L.P.
                           527 Madison Avenue
                           10th Floor
                           New York, New York 10022
                           Attention:  Jerry Murdock;

                  with a copy to:

                           O'Sullivan Graev & Karabell, LLP
                           30 Rockefeller Plaza
                           New York, New York  10112
                           Attention:  Ilan S. Nissan, Esq.

All such notices and other communications shall be deemed to have been given and received (d) in the case of personal delivery, on the date of such delivery, (e) in the case of delivery by nationally-recognized, overnight courier or in the case of mailing, on the delivery or refusal date as indicated in the return receipt.

12.8 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

12.9 GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

12.10 INCORPORATION OF EXHIBITS AND SCHEDULES.

         The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. Any disclosure made in any Schedule to this Agreement which should, based on the substance or such disclosure, be applicable to another Schedule to this Agreement shall be deemed to be made with respect to such other Schedule regardless of whether or not a specific reference is made thereto; provided, that the description of such item on a Schedule is such that the Investors can reasonably ascertain that such disclosure relates to such other provision of this Agreement.

12.11 CONSTRUCTION.

         Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

12.12 NON-MERGER OF REPRESENTATIONS AND WARRANTIES.

         Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive the Closing in accordance with the express terms of this Agreement, notwithstanding the Closing or any investigation made by or on behalf of any party, and shall continue in full force and effect. The Closing shall not prejudice any right of one party against any other party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

12.13 REMEDIES; SPECIFIC PERFORMANCE.

         The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

12.14 JURISDICTION, ETC.

              (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Related Document or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

              (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Related Document in any New York State or federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

12.15 WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12.16 INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES.

         All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The Exhibits and Schedules attached hereto are hereby made part of this Agreement in all respects.

                                      * * *

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first written above.

                                       CONVERGENT GROUP CORPORATION

                                       By: /s/ GLENN E. MONTGOMERY, JR.
                                          -----------------------------------
                                          Name:  Glenn E. Montgomery, Jr.
                                          Title:    Chief Executive Officer

                                       SHAREHOLDERS' REPRESENTATIVE

                                       Name: /s/ SCOTT M. SCHLEY
                                            ---------------------------------
                                            Scott M. Schley


                                       RESPONSIBLE SHAREHOLDERS:

                                       GMJM STOCK PARTNERSHIP, LTD.


                                       By: /s/ GLENN E. MONTGOMERY, JR.
                                          -----------------------------------
                                          Name:  Glenn E. Montgomery, Jr.
                                          Title: General Partner

                                       MARK L. EPSTEIN TRUST

                                       By: /s/ Glenn E. Montgomery, Jr.
                                          -----------------------------------
                                          Name: Glenn E. Montgomery, Jr.
                                          Title: Trustee

                                       By: /s/ Harry J. Schmidt
                                          -----------------------------------
                                          Name: Harry J. Schmidt
                                          Title: Trustee

                                       LEHE FAMILY PARTNERS, LTD.

                                       By: /s/ Larry J. Engelken
                                          -----------------------------------
                                          Name:  Larry J. Engelken
                                          Title: General Partner

                                       By: /s/ Holly S. Storm-Engelken
                                          -----------------------------------
                                          Name:  Holly S. Storm-Engelken
                                          Title: General Partner


                                        /s/ Scott M. Schley
                                       --------------------------------------
                                       Scott M. Schley

                                       RESPONSIBLE PERSONS:

                                       Agreed and accepted, solely with respect to the matters set forth in Section 8.3 and Section 10.1(h):


                                        /s/ Larry J. Engelken
                                       --------------------------------------
                                       Larry J. Engelken

                                        /s/ Mark L. Epstein
                                       --------------------------------------
                                       Mark L. Epstein

                                        /s/ Glenn E. Montgomery, Jr.
                                       --------------------------------------
                                       Glenn E. Montgomery, Jr.


                                       INVESTORS' REPRESENTATIVE

                                       INSIGHT CAPITAL PARTNERS III, L.P.
                                       (Solely in respect of its obligations as the Investors' Representative)

                                       By: InSight Venture Associates III,
                                           L.L.C. its General Partner

                                       By: /s/ JERRY MURDOCK
                                           ----------------------------------
                                           Name:
                                           Title:


                                       INVESTORS:

                                       INSIGHT CAPITAL PARTNERS III, L.P.

                                       By: InSight Venture Associates III,
                                           L.L.C. its General Partner

                                       By: /s/ JERRY MURDOCK
                                           ----------------------------------
                                           Name:
                                           Title:


                                       INSIGHT CAPITAL PARTNERS III (CAYMAN),
                                       L.P.

                                       By: InSight Venture Associates III,
                                           L.L.C. its General Partner


                                       By: /s/ JERRY MURDOCK
                                           ----------------------------------
                                           Name:
                                           Title:

                                       INSIGHT CAPITAL PARTNERS III
                                       (CO-INVESTORS), L.P.

                                       InSight Venture Associates III, L.L.C.,
                                         its General Partner

                                       By: /s/ JERRY MURDOCK
                                           ----------------------------------
                                           Name:
                                           Title:


                                       UBS CAPITAL II LLC

                                       By: /s/ JUSTIN MACCARONE
                                           ----------------------------------
                                           Name:
                                           Title:


                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:



                                       WI SOFTWARE INVESTORS LLC

                                       By: Wexferd Management LLC, its
                                       investment manager

                                       By: /s/ ROBERT HOLTZ
                                           ----------------------------------
                                           Name:  Robert Holtz
                                           Title:  Vice President


                                       IMPRIMIS SB LP

                                       By: Imprimis GP LLC, its General Partner

                                       By: /s/ ROBERT HOLTZ
                                           ----------------------------------
                                           Name:  Robert Holtz
                                           Title:  Vice President

                                       GS PRIVATE EQUITY PARTNERS II, L.P.

                                       By: GS PEP II Advisors, L.L.C., its
                                           General Partner
                                       By: GSAM Gen-Par, L.L.C., its Managing
                                           Member

                                       By: /s/ DAVID B. FORD
                                           ----------------------------------
                                       Name: David B. Ford
                                             --------------------------------
                                       Title: Director
                                              -------------------------------



                                       GS PRIVATE EQUITY PARTNERS II OFFSHORE,
                                       L.P.

                                       By: GS PEP II Offshore Advisors, Inc.,
                                           its General Partner

                                       By: /s/ DAVID B. FORD
                                           ----------------------------------
                                       Name: David B. Ford
                                             --------------------------------
                                       Title: Director
                                              -------------------------------


                                       GS PRIVATE EQUITY PARTNERS III, L.P.

                                       By: GS PEP III Advisors, L.L.C., its
                                           General Partner
                                       By: GSAM Gen-Par, L.L.C., its Managing
                                           Member

                                       By: /s/ DAVID B. FORD
                                           ----------------------------------
                                       Name: David B. Ford
                                             --------------------------------
                                       Title: Director
                                              -------------------------------



                                       GS PRIVATE EQUITY PARTNERS III OFFSHORE,
                                       L.P.

                                       By: GS PEP III Offshore Advisors, Inc.,
                                           its General Partner

                                       By: /s/ DAVID B. FORD
                                           ----------------------------------
                                       Name: David B. Ford
                                             --------------------------------
                                       Title: Director
                                              -------------------------------

                                       NBK/GS PRIVATE EQUITY PARTNERS, L.P.

                                       By: GS PEP Offshore Advisors (NBK), Inc.,
                                           its General Partner

                                       By:    /s/ DAVID B. FORD
                                           ----------------------------------
                                       Name:  David B. Ford
                                             --------------------------------
                                       Title: Director
                                              -------------------------------

                                              /s/ STEPHEN FRIEDMAN
                                       --------------------------------------
                                       STEPHEN FRIEDMAN

                                                                         ANNEX I

                                   DEFINITIONS

         The following terms used in the Recapitalization Agreement shall have the following respective meanings:

         "Affiliate" means, with respect to any Person, (i) a director, officer or stockholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), or (iii) any other Person that, directly or indirectly through one or more intermediaries, controls, or is Controlled by, or is under common Control with, such Person.

         "Agreement" has the meaning set forth in the caption.

         "ARC" has the meaning set forth in Section 9.2(g).

         "ARC Transactions" means the transactions described in the Mutual Agreement and Release made and entered into as of April 14, 1997 by and among the Company, Convergent Group Asia Pacific Pty. Ltd. and the other parties thereto and all transactions contemplated therein and related thereto, including the Agreement for Reorganization among the Company, ARC Systems Pty. Ltd., an Australian corporation, and the other parties thereto.

         "Bank Financing" shall have the meaning set forth in the recitals to this Agreement.

         "Board of Directors" means the Board of Directors of the Company.

         "Books and Records" means all books of account, tax records, sales and purchase records, customer and supplier lists, computer software, formulae, business reports, plans and projections and all other documents, files, correspondence and other information of the Company and its Subsidiaries (whether in written, printed, electronic or computer printout form).

         "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

         "Canadian Benefit Plans" means any plan, program or arrangement involving direct or indirect compensation by a Canadian Subsidiary on behalf of its employees, former employees, or contractual employees in Canada or their dependents or beneficiaries.

         "Canadian Pension Plans" means any pension plan governed by the Income Tax Act (Canada) or the Pension Benefits Act (Ontario) or comparable legislation in any other province, or territory of Canada.

         "Canadian Subsidiaries" means, collectively, all Subsidiaries of the Company which are organised and existing under the laws of Canada or any province or territory of Canada, and each one thereof is a "Canadian Subsidiary."

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and liability Act.

         "Class A Common Stock" means shares of the Company's Class A Common Stock, $0.01 par value per share.

         "Class B Common Stock" means shares of the Company's Class B Common Stock, $0.01 par value per share.

         "Closing Date" has the meaning set forth in Article III.

         "Closing" has the meaning set forth in Article III.

         "COBRA" has the meaning set forth in Section 4.11(b)(vi).

         "Code" has the meaning set forth in Section 4.10(a).

         "Common Stock" means the common stock of the Company, $0.01 par value per share.

         "Company" has the meaning set forth in the caption.

         "Competition Act (Canada)" means the Competition Act (Canada), R.S.C. 1985 c.E-34, as amended from time to time.

         "Competitive Business" means any Person which derives or which expects during the two (2) years following a termination of a Responsible Shareholder's employment with the Company for any reason to derive either (i) ten percent (10%) or more of its revenues, or (ii) more than $10,000,000 in revenues from providing technical management consulting and/or systems integration services for Automated Mapping/Facilities Management Systems and/or Geographic Information Systems and/or utility transmission and distribution systems. The term "Competitive Business" is not intended to include mere vendors or suppliers of the Company.

         "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company or any of its Subsidiaries in connection with the Subject Business, including, but not limited to, (i) information, observations, procedures and data obtained by any Shareholder while employed by the Company or any Subsidiary (including those obtained prior to the date of this Agreement) concerning the business or affairs of the Company or any Subsidiaries, (ii) products or services, (iii) costs and pricing structures, (iv) analyses, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and customer lists, (xii) other copyrightable works, (xiii) all production methods, processes, technology and trade secrets, and (xiv) all similar and related information in whatever form. Confidential information will not include any information that has ever been published in a form generally available to the public prior to date any Shareholder proposes to disclose or use such information. Confidential information will not be deemed to have been published merely because individual portions of the information have been published, but only if all material features comprising such information have been published in combination.

         "Contingent Payment" has the meaning set forth in Section 1.11.

         "Contingent Payment Date" has the meaning set forth in Section 1.11.

         "Contract" means any loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order or other agreement, instrument, permit, concession, franchise or license.

         "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Epstein Guaranty" shall have the meaning set forth in Section 10.1(h)(ii).

         "EDS" means Electronic Data Systems Corporation, a Delaware corporation.

         "EDS Option Agreement" means the Option Agreement dated as of May 17, 1999 by and among the Company, EDS and the other parties thereto and attached as Exhibit A hereto.

         "EDS Transactions" has the meaning set forth in the Preamble.

         "Employee Plan" means any "employee benefit plan" (as defined in Section 3(3) of ERISA) as well as any other plan, program or arrangement involving direct and indirect compensation, under which the Company or any ERISA Affiliate of the Company has any present or future obligations or liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries.

         "Encumbrances" means and includes security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

         "Engelken Guaranty" shall have the meaning set forth in Section 10.1(h)(ii).

         "Environmental Laws" has the meaning set forth in Section 4.20.

         "ERISA Affiliate" means, with respect to any Person, any entity that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Section 414(b), 414(c) or 414(m) of the Code.

         "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

         "Excise Tax Act (Canada)" means the Excise Tax Act (Canada), R.S.C. 1985, C.E-15, as amended from time to time.

         "Exclusive Period" has the meaning set forth in Section 8.9.

         "Financial Statements" has the meaning set forth in Section 4.6(b).

         "Foreign Employee Benefit Plan" means any employee benefit plan, other than a Canadian Benefit Plan, that is structured like an employee benefit plan described in Section 3(3) or ERISA which is maintained outside the United States primarily for the benefit of Persons substantially all of whom are nonresident aliens and who are employees of the Company or any of its ERISA Affiliates and is not covered by ERISA pursuant to Section 4(b)(4) of ERISA.

         "Foreign Pension Plan" means any pension plan, other than a Canadian Pension Plan, that is structured like an employee pension benefit plan described in Section 3(2) of ERISA which is (i) maintained outside the United States primarily for the benefit of Persons substantially all of whom are nonresident aliens and who are employees of the Company, or any of its ERISA Affiliates,
(ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment.

         "Fundamental Representations and Warranties" has the meaning set forth in Section 10.1(f).

         "Funded Indebtedness" means, without duplication, the aggregate amount (including the current portions thereof) of all (i) indebtedness for money borrowed from others and purchase money indebtedness (other than accounts payable in the ordinary course) of the Company or any of its Subsidiaries; (ii) indebtedness of the type described in clause (i) above guaranteed, directly or indirectly, in any manner by the Company or any of its Subsidiaries, through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the relevant debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling such debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss, but excluding endorsements of checks and other instruments in the ordinary course;
(iii) indebtedness of the type described in clause (i) above secured by any Encumbrances upon property owned by the Company or any of its Subsidiaries, even though such Person has not in any manner become liable for the payment of such indebtedness; (iv) interest expense accrued but unpaid, and all prepayment premiums, on or relating to any of such indebtedness; (v) all obligations under leases of the Company or its Subsidiaries which are required to be reflected as liabilities on the balance sheet of such Person by Relevant GAAP; and (vi) reference to existing Company bank facilities. The term Funded Indebtedness shall specifically exclude any indebtedness incurred in connection with the financing for the transactions contemplated hereunder.

         "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, federal, state, provincial or local.

         "Hazardous Substance" has the meaning set forth in Section 4.20.

         "HIPAA" has the meaning set forth in Section 4.11(b)(vi).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Imprimis" means Imprimis SB LP, a Delaware limited partnership.

         "Income Tax Act (Canada)" means the Income Tax Act (Canada), R.S.C. 1985, c.1 (5th Supplement), as amended from time to time.

         "Indemnified Persons" means the Persons entitled to indemnification under Article X.

         "Indemnifying Persons" means the Person with the obligation to indemnify an Indemnified Person under Article X.

         "InSight" means InSight Capital Partners III, L.P., a Delaware limited partnership.

         "InSight Cayman" means InSight Capital Partners III (Cayman), L.P., a company of limited liability under the law of the Cayman Islands.

         "InSight Co-Investors" means InSight Capital Partners III (Co-Investors), L.P., a Delaware limited partnership.

         "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

         "Investor Percentage" means, with respect to each Investor, the percentage of all shares of New Series A Preferred Stock held by such Investor and its Affiliates.

         "Investors" has the meaning set forth in the caption.

         "Investors' Representative" has the meaning set forth in Section 8.12 .

         "Knowledge" has the meaning set forth in Section 4.34.

         "Labour Relations Act (Ontario)" means the Labour Relations Act 1995 (Ontario), s.o.1995, c.1, as amended from time to time.

         "Latest Balance Sheet Date" has the meaning set forth in Section
4.6(a).

         "Latest Balance Sheet" has the meaning set forth in Section 4.6(a).

         "Law" means all international, European Union, national, federal, state or local laws (both common and statute law and civil and criminal law) and all subordinated legislation and regulatory codes of practice (including without limitation, statutory instruments, guidance notes, circulars, directives, decisions, rules, regulations, treaties and conventions) or Order of any Governmental Entity.

         "Leased Property" has the meaning set forth in Section 4.13(b).

         "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

         "Losses" means any and all losses, claims, shortages, damages, liabilities, expenses (including reasonable attorneys' and accountants' and other professionals' fees), assessments, Tax deficiencies and Taxes (including interest or penalties thereon) arising from or in connection with any such matter that is the subject of indemnification under Article X. The parties acknowledge that in certain events a representation, warranty or covenant of the Company or a Responsible Shareholder may be breached that may not entail an actual "Loss" (as defined in the previous sentence) suffered by the Company. Accordingly, for purposes of the indemnification obligations under Article X, "Losses" suffered, sustained or incurred by the Company shall be deemed to be those that would have been sustained by a purchaser of 100% of the shares of Common Stock of the Company in reliance on such representations, warranties and covenants.

         "Material Adverse Change" means, with respect to any Person, any material adverse change in the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, liabilities, or employee relations of such Person or any material casualty loss or damage to the assets of such Person, whether or not covered by insurance.

         "Material Adverse Effect" on any Person means a material adverse effect on the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, liabilities, or employee relations of such Person.

         "MTH Option Agreement" means the Option Agreement dated as of June 23, 1999 by and between the Company and Murray T. Holland and attached as Exhibit B hereto.

         "MTH Transactions" has the meaning set forth in the Preamble.

         "Montgomery Guaranty" shall have the meaning set forth in Section 10.1(h)(i).

         "New Common Stock" means the Company's common stock, $0.001 par value, authorized pursuant to the Restated Charter.

         "New Series A Preferred Stock" means the Company's Series A Convertible Participating Preferred Stock, $0.001 par value per share, having the rights, privileges and preferences set forth in the Restated Charter.

         "1997 Restructuring Transactions" means the transactions described in the Restructuring Agreement dated as of December 31, 1997 by and among the Company, EDS, MTH and the other parties thereto and all transactions contemplated therein and related thereto.

         "Non-Compete Period" has the meaning set forth in Section 8.3(c)(i).

         "Orders" means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator.

         "Party" means any party to this Agreement now, or by amendment.

         "Pension Benefits Act (Ontario)" means the Pension Benefits Act (Ontario), R.S.O.1990 c.p.8, as amended from time to time.

         "Permits" means all permits, licenses, authorizations, registrations, franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

         "Permitted Encumbrances" means (i) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (ii) workers or unemployment compensation liens arising in the ordinary course of business; and (iii) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent.

         "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity (or any department, agency or political subdivision thereof).

         "Potential Transaction" has the meaning set forth in Section 8.9.

         "Proceedings" means actions, suits, claims, investigations or legal or administrative or arbitration proceedings.

         "Proceeds" has the meaning set forth in Section 8.13.

         "Purchase" has the meaning set forth in the Preamble.

         "Purchased Shares" has the meaning set forth in Section 1.3(a).

         "Purchased Shares Consideration" has the meaning set forth in Section 1.3(b).

         "Recapitalization" has the meaning set forth in the Preamble.

         "Redeemed Shares Consideration" has the meaning set forth in Section 1.5(b).

         "Redeemed Shares" has the meaning set forth in Section 1.5(b).

         "Redemption" has the meaning set forth in Section 1.5(b).

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Closing Date among the Company, the Investors and the other parties thereto.

         "Related Documents" means the Responsible Shareholders' Agreement, the Employment Agreements, the Registration Rights Agreement and the Restated Charter.

         "Related Person" has the meaning set forth in Section 4.10(d)(vii).

         "Relevant GAAP" means with respect to any Person, generally accepted accounting principles consistently applied as in effect from time to time in the jurisdiction in which such Person is organized or incorporated, as the case may be. With respect to the Company's consolidated Financial Statements, the Relevant GAAP shall mean generally accepted accounting principles in the United States of America applied on a basis which is consistent with the Latest Balance Sheet.

         "Responsible Persons" means each of Glenn E. Montgomery, Jr., Mark L. Epstein and Larry J. Engelken.

         "Responsible Shareholders" means the shareholders identified on the signature pages hereto.

         "Restated Charter" means the Company's Restated Certificate of Incorporation, substantially in the form of Exhibit C.

         "Retail Sales Tax Act (Ontario)" means the Retail Sales Tax Act (Ontario), R.S.O. 1990, c.R.31, as amended from time to time.

         "SBA" means the U.S. Small Business Administration.

         "SBIC" means a Small Business Investment Company licensed under the Small Business Investment Act of 1958, as amended.

         "Series A Preferred Stock" means the Company's Series A Preferred Stock, $0.01 par value per share, existing prior to the filing of the Restated Charter.

         "Series B Preferred Stock" means the Company's Series B Preferred Stock, $0.01 par value per share, existing prior to the filing of the Restated Charter.

         "Shareholder Percentage" means with respect to any Shareholder, a fraction; (x) the numerator of which is the total proceeds from the sale of capital stock of the Company received by such Shareholder from the Company or the Investors pursuant to this Agreement and the Stock Purchase and Redemption Agreement and (y) the denominator of which is the aggregate amount of proceeds from the sale of capital stock of the Company received by all Shareholders from the Company or the Investors pursuant to this Agreement or the Stock Purchase and Redemption Agreement.

         "Shareholders" means all holders of the Company's outstanding capital stock immediately prior to the consummation of the Transactions.

         "Shareholders' Agreement" means the Shareholders' Agreement dated as of the Closing Date among the Company, the Investors and the other parties thereto.

         "Shareholders' Representative" has the meaning set forth in the Caption.

         "Small Business Sideletters" means the sideletters and related documents substantially in the form of Exhibit D hereto to be executed and delivered by the Company to Imprimis and UBS at the Closing.

         "Stock Purchase and Redemption Agreement" means the agreement dated of even date among the Company, the Investors and the Shareholders named therein, substantially in the form of Exhibit F hereto.

         "Subject Business" has the meaning set forth in the preamble to this Agreement.

         "Subscription" has the meaning set forth in Section 1.4 hereof.

         "Subsidiaries" has the meaning set forth in Section 4.1.

         "Survival Date" means the date, if any, upon which any representation, warranty, covenant or other agreement contained herein shall terminate in accordance with the terms hereof.

         "SWDA" means the Solid Waste Disposal Act, as amended.

         "Tax Affiliate" has the meaning set forth in Section 4.10(a).

         "Tax Returns" means federal, state, provincial, local and foreign tax returns, reports, statements, declarations of elections, notices, filings and information return in respect of Taxes along with any schedules or attachments thereto.

         "Taxes" means, with respect to any Person, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, capital and transfer, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax, surtaxes and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity (if any) and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Law) of another Person, (B) being a member of an affiliated, consolidated or combined group or (c) a contractual arrangement or otherwise.

         "Termination Date" shall mean the date of the occurrence of the termination of employment of (or by) a Shareholder for any reason.

         "Territory" has the meaning set forth in Section 8.3(c)(i).

         "Third-Party Claim" has the meaning set forth in Section 10.3.

         "Transactions means the transactions expressly contemplated by this Agreement, including the Purchase, the Redemption, the EDS Transactions, the MTH Transactions, the New Issuance, the Subscription, the Bank Financing, the Contingent Payments and any subsequent payment to any Person who is a party to any of the foregoing.

         "Transaction Related Expenses" means all fees and expenses (i) incurred or charged by the Investors and each of their advisors, including the fees and expenses of O'Sullivan Graev & Karabell, LLP and (ii) incurred or charged by the Company and each of its advisors, including the fees and expenses of Holland & Hart LLP and Grant Thorton LLP, in each case, relating to the transactions contemplated by this Agreement and the Related Documents (including the financing of such transactions, the EDS Transactions and the MTH Transactions).

         "Transition Period" has the meaning set forth in Section 8.1.

         "UBS" means UBS Capital II LLC, a Delaware limited liability company.

         "UK Subsidiary" means GDS, Ltd., a company of limited liability in England on August 5, 1993 under the Companies Act 1985 as a private company, whose registered office is at 61 Thames Street, Windsor, Berkshire, SL4 1QW, United Kingdom.

         "WISI" means WI Software Investors LLC, a Delaware limited liability company.

         "Work Product" shall mean all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, tradenames, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Shareholder (whether or not during usual business hours and whether or not alone or in conjunction with any other Person) while employed by the Company (including those conceived, developed or made prior to the date of this Agreement) together with all patent application, letters patent, trademark, tradename and service mark application or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing.

                                   SCHEDULE I

--------------------------------------------------------------------------------


                                LIST OF INVESTORS
--------------------------------------------------------------------------------



                                                         SHARES
                         SHARES      PURCHASED SHARES   PURCHASED  CONSIDERATION PAID
                     PURCHASED FROM   CONSIDERATION     FROM THE           TO          TOTAL SHARES  TOTAL CONSIDERATION  % OF TOTAL
     INVESTOR         SHAREHOLDERS        PAID           COMPANY      THE COMPANY        PURCHASED            PAID        INVESTMENT
------------------------------------------------------------------------------------------------------------------------------------
InSight                 6,628,142    $ 7,191,323.00     4,764,238    $ 5,169,020.60     11,392,380      $12,360,343.11      27.1384
------------------------------------------------------------------------------------------------------------------------------------
InSight Cayman          2,819,769    $ 3,059,360.00         2,325    $     2,516.04      2,822,094      $ 3,061,875.02       6.7226
------------------------------------------------------------------------------------------------------------------------------------
InSight Co-Investor             0    $         0.00     1,705,632    $ 1,850,552.87      1,705,632      $ 1,850,552.87       4.0603
------------------------------------------------------------------------------------------------------------------------------------
UBS                             0    $         0.00    15,920,076    $17,272,741.00     15,920,076      $17,272,741.00      37.9241
------------------------------------------------------------------------------------------------------------------------------------
GS Private Equity
Partners II, L.P.               0    $         0.00     1,577,569    $ 1,711,610.00      1,577,569      $ 1,711,610.00       3.7580
------------------------------------------------------------------------------------------------------------------------------------
GS Private Equity
Partners II Offshore
L.P.                            0    $         0.00       816,918    $   886,329.00        816,918      $   886,329.00       1.9461
------------------------------------------------------------------------------------------------------------------------------------
GS Private Equity
Partners III, L.P.              0    $         0.00     1,653,515    $ 1,794,008.00      1,653,515      $ 1,794,008.00       3.9389
------------------------------------------------------------------------------------------------------------------------------------

                                                         SHARES
                         SHARES      PURCHASED SHARES   PURCHASED  CONSIDERATION PAID
                     PURCHASED FROM   CONSIDERATION     FROM THE           TO          TOTAL SHARES  TOTAL CONSIDERATION  % OF TOTAL
     INVESTOR         SHAREHOLDERS        PAID           COMPANY      THE COMPANY        PURCHASED            PAID        INVESTMENT
------------------------------------------------------------------------------------------------------------------------------------
GS Private Equity
Partners III Offshore,
L.P.                            0    $         0.00       385,475    $   418,227.00        385,475      $   418,227.00       0.9182
------------------------------------------------------------------------------------------------------------------------------------
NBK/GS Private
Equity Partners, L.P.           0    $         0.00       174,902    $   189,763.00        174,902      $   189,763.00       0.4166
------------------------------------------------------------------------------------------------------------------------------------
Imprimis                        0    $         0.00     1,843,376    $ 2,000,000.00      1,843,376      $ 2,000,000.00       4.3912
------------------------------------------------------------------------------------------------------------------------------------
WISI                            0    $         0.00     2,765,064    $ 3,000,000.00      2,765,064      $ 3,000,000.00       6.5868
------------------------------------------------------------------------------------------------------------------------------------
Stephen Friedman                0    $         0.00       921,688    $ 1,000,000.00        921,688      $ 1,000,000.00       2.1956
------------------------------------------------------------------------------------------------------------------------------------
Total                   9,447,911    $10,250,683.00    32,530,778    $35,294,767.51     41,978,689      $45,545,449.00         100%
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                NEW        POST-
                                 COMMON     PREFERRED                                                         COMMON      CLOSING
                                 SHARES       SHARES       PURCHASE    REDEEMED    REDEMPTION     SHARES      SHARES       SHARES
SHAREHOLDER                     EXCHANGED   RECEIVED(1)      PRICE      SHARES        PRICE      RETAINED    ISSUED(2)   OPTIONS(3)
------------------------------------------------------------------------------------------------------------------------------------
GMJM Stock Partnership, Ltd.    2,412,621    2,412,621    $2,617,617                              509,012    5,814,549    6,323,561
------------------------------------------------------------------------------------------------------------------------------------
Mark L. Epstein Trust           2,412,621    2,412,621    $2,617,617                              509,012    5,814,549    6,323,561
------------------------------------------------------------------------------------------------------------------------------------
LEHE Family Partners, Ltd.      2,412,621    2,412,621    $2,617,617                              509,012    5,814,549    6,323,561
------------------------------------------------------------------------------------------------------------------------------------
EAS Trust                         196,319      196,319    $  213,000                              195,750      210,922      406,672
------------------------------------------------------------------------------------------------------------------------------------
RBS Trust                         196,319      196,319    $  213,000                              195,750      210,922      406,672
------------------------------------------------------------------------------------------------------------------------------------
James E. Hargis                   211,342      211,342    $  229,299                              210,729            0      210,729
------------------------------------------------------------------------------------------------------------------------------------
Scott M. Schley                   779,312      779,312    $  847,983                                    0    1,619,312    1,619,312
------------------------------------------------------------------------------------------------------------------------------------
Richard G. Godin                   56,100       56,100    $   60,867                               55,938            0       55,938
------------------------------------------------------------------------------------------------------------------------------------
Barry J. Kemble                   102,974      102,974    $  111,723                              102,675      113,719      216,394
------------------------------------------------------------------------------------------------------------------------------------
Bart E. Elliott                    98,360       98,360    $  106,717                               98,075      103,395      201,470
------------------------------------------------------------------------------------------------------------------------------------
Thomas E. VanDenover               73,632       73,632    $   79,888                               73,418       75,819      149,237
------------------------------------------------------------------------------------------------------------------------------------
Eugene P. Kindrachuk               48,718       48,718    $   52,858                               48,577       48,427       97,004
------------------------------------------------------------------------------------------------------------------------------------
Dean A. Zastava                    48,718       48,718    $   52,858                               48,577       48,427       97,004
------------------------------------------------------------------------------------------------------------------------------------
John A. Ramseur                   376,383      376,383    $  408,364                              375,292      400,742      776,034
------------------------------------------------------------------------------------------------------------------------------------
Terrence R. Burns                  19,142       19,142    $   20,768                               19,086            0       19,086
------------------------------------------------------------------------------------------------------------------------------------
Richard J. Leeser                     766          766    $      831                                  763            0          763
------------------------------------------------------------------------------------------------------------------------------------


--------
(1) All new Preferred Shares received upon exchange for Common Shares are being sold to the Investors for the Purchase Price set forth in the adjacent column.

(2) Issuances of options instead of shares indicated by an asterisk(*).

(3) Includes the number of options indicated in the immediately preceding column.

                                                                                                                NEW        POST-
                                 COMMON     PREFERRED                                                         COMMON      CLOSING
                                 SHARES       SHARES       PURCHASE    REDEEMED    REDEMPTION     SHARES      SHARES       SHARES
SHAREHOLDER                     EXCHANGED   RECEIVED(1)      PRICE      SHARES        PRICE      RETAINED    ISSUED(2)   OPTIONS(3)
------------------------------------------------------------------------------------------------------------------------------------
Eric E. Westover                    1,963        1,963    $    2,130                                1,958        2,108        4,066
------------------------------------------------------------------------------------------------------------------------------------
Tom Bannon                                                                 54,775   $   59,640     54,775       54,775*     109,550
------------------------------------------------------------------------------------------------------------------------------------
Jeremy Bisset                                                              18,831   $   20,503     18,831       18,831*      37,662
------------------------------------------------------------------------------------------------------------------------------------
Kern Blackburn                                                              1,901   $    2,070      1,901        1,901*       3,803
------------------------------------------------------------------------------------------------------------------------------------
Charles R. Blanks                                                           5,869   $    6,390      5,869        5,869*      11,737
------------------------------------------------------------------------------------------------------------------------------------
Jeff Boevingloh                                                               978   $    1,065        978          978*       1,956
------------------------------------------------------------------------------------------------------------------------------------
David Bowman                                                               19,562   $   21,300     19,562       19,562*      39,125
------------------------------------------------------------------------------------------------------------------------------------
David Breining                                                              1,901   $    2,070      1,901        1,901*       3,803
------------------------------------------------------------------------------------------------------------------------------------
Kathy Broderick                                                             3,912   $    4,260      3,912        3,912*       7,825
------------------------------------------------------------------------------------------------------------------------------------
Chris Cushenberry                                                           1,588   $    1,730      1,588        1,588*       3,177
------------------------------------------------------------------------------------------------------------------------------------
Loretta L. Davis                                                            9,441   $   10,279      9,441        9,441*      18,882
------------------------------------------------------------------------------------------------------------------------------------
Bart E. Elliott                                                            49,521   $   53,919     49,521       49,521*      99,041
------------------------------------------------------------------------------------------------------------------------------------
Greg Foster                                                                66,512   $   72,420     66,512       66,512*     133,025
------------------------------------------------------------------------------------------------------------------------------------
Dale Frazier                                                               22,008   $   23,963     22,008       22,008*      44,016
------------------------------------------------------------------------------------------------------------------------------------
Andrew D. Gay                                                              42,302   $   46,059     42,302       42,302*      84,604
------------------------------------------------------------------------------------------------------------------------------------
Pat Giarritano                                                                978   $    1,065        978          978*       1,956
------------------------------------------------------------------------------------------------------------------------------------
Glenn Goodrich                                                              1,588   $    1,730      1,588        1,588*       3,177
------------------------------------------------------------------------------------------------------------------------------------
Adley D. Harms                                                             12,594   $   13,713     12,594       12,594*      25,189
------------------------------------------------------------------------------------------------------------------------------------
Ken Heitman                                                                16,507   $   17,973     16,507       16,507*      33,014
------------------------------------------------------------------------------------------------------------------------------------
Thomas K. Helmer                                                           23,596   $   25,692     23,596       23,596*      47,193
------------------------------------------------------------------------------------------------------------------------------------
Randy Huston                                                               19,562   $   21,300     19,562       19,562*      39,125
------------------------------------------------------------------------------------------------------------------------------------
Jason Ihaia                                                                 1,565   $    1,704      1,565        1,565*       3,130
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                NEW        POST-
                                 COMMON     PREFERRED                                                         COMMON      CLOSING
                                 SHARES       SHARES       PURCHASE    REDEEMED    REDEMPTION     SHARES      SHARES       SHARES
SHAREHOLDER                     EXCHANGED   RECEIVED(1)      PRICE      SHARES        PRICE      RETAINED    ISSUED(2)   OPTIONS(3)
------------------------------------------------------------------------------------------------------------------------------------
David W. Jones                                                              2,543   $    2,769      2,543        2,543*       5,086
------------------------------------------------------------------------------------------------------------------------------------
Jim Jones                                                                     978   $    1,065        978          978*       1,956
------------------------------------------------------------------------------------------------------------------------------------
Ginger L. Juhl                                                             35,212   $   38,340     35,212       35,212*      70,425
------------------------------------------------------------------------------------------------------------------------------------
James Keane                                                                39,125   $   42,600     39,125       39,125*      78,250
------------------------------------------------------------------------------------------------------------------------------------
Barry J. Kemble                                                            39,371   $   42,868     39,371       39,371*      78,743
------------------------------------------------------------------------------------------------------------------------------------
Eugene P. Kindrachuk                                                       32,278   $   35,145     32,278       32,278*      64,556
------------------------------------------------------------------------------------------------------------------------------------
Cordelia S. Kirby                                                           5,501   $    5,990      5,501        5,501*      11,002
------------------------------------------------------------------------------------------------------------------------------------
James Kling                                                                 3,912   $    4,260      3,912        3,912*       7,825
------------------------------------------------------------------------------------------------------------------------------------
Jennifer Krabbenhoeft                                                      13,083   $   14,245     13,083       13,083*      26,167
------------------------------------------------------------------------------------------------------------------------------------
Chris Lewis                                                                 9,781   $   10,650      9,781        9,781*      19,562
------------------------------------------------------------------------------------------------------------------------------------
Thomas E. Lonski                                                           20,419   $   22,233     20,419       20,419*      40,839
------------------------------------------------------------------------------------------------------------------------------------
Brian Martin                                                               11,737   $   12,780     11,737       11,737*      23,475
------------------------------------------------------------------------------------------------------------------------------------
Kathy McAllister                                                            5,869   $    6,390      5,869        5,869*      11,737
------------------------------------------------------------------------------------------------------------------------------------
Mark Merryman                                                               1,956   $    2,130      1,956        1,956*       3,912
------------------------------------------------------------------------------------------------------------------------------------
Paul Newell                                                                 9,781   $   10,650      9,781        9,781*      19,562
------------------------------------------------------------------------------------------------------------------------------------
Patrick J. Noonan                                                          14,429   $   15,711     14,429       14,429*      28,859
------------------------------------------------------------------------------------------------------------------------------------
Milton Y. Omoto                                                             9,586   $   10,437      9,586        9,586*      19,171
------------------------------------------------------------------------------------------------------------------------------------
Rolland J. Pate                                                            18,831   $   20,503     18,831       18,831*      37,662
------------------------------------------------------------------------------------------------------------------------------------
Tim Peach                                                                  65,534   $   71,355     65,534       65,534*     131,069
------------------------------------------------------------------------------------------------------------------------------------
Mike Peterson                                                                 978   $    1,065        978          978*       1,956
------------------------------------------------------------------------------------------------------------------------------------
Mark Post                                                                   5,869   $    6,390      5,869        5,869*      11,737
------------------------------------------------------------------------------------------------------------------------------------
Vicky Pierce                                                                1,956   $    2,130      1,956        1,956*       3,912
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                NEW        POST-
                                 COMMON     PREFERRED                                                         COMMON      CLOSING
                                 SHARES       SHARES       PURCHASE    REDEEMED    REDEMPTION     SHARES      SHARES       SHARES
SHAREHOLDER                     EXCHANGED   RECEIVED(1)      PRICE      SHARES        PRICE      RETAINED    ISSUED(2)   OPTIONS(3)
------------------------------------------------------------------------------------------------------------------------------------
Bob Preis                                                                   1,956   $    2,130      1,956        1,956*       3,912
------------------------------------------------------------------------------------------------------------------------------------
Gayle F. Robinson                                                           1,588   $    1,730      1,588        1,588*       3,177
------------------------------------------------------------------------------------------------------------------------------------
Charles M. Scott                                                           11,006   $   11,983     11,006       11,006*      22,012
------------------------------------------------------------------------------------------------------------------------------------
Martha Sievert                                                              1,956   $    2,130      1,956        1,956*       3,912
------------------------------------------------------------------------------------------------------------------------------------
John Sullivan                                                               7,848   $    8,546      7,848        7,848*      15,697
------------------------------------------------------------------------------------------------------------------------------------
Michael Tao                                                                31,300   $   34,080     31,300       31,300*      62,600
------------------------------------------------------------------------------------------------------------------------------------
Randall D. Tidd                                                            47,196   $   51,388     47,196       47,196*      94,393
------------------------------------------------------------------------------------------------------------------------------------
Hahn Tram                                                                  13,694   $   14,910     13,694       13,694*      27,387
------------------------------------------------------------------------------------------------------------------------------------
Thomas E. VanDenover                                                      145,533   $  158,459    145,533      145,533*     291,067
------------------------------------------------------------------------------------------------------------------------------------
Martin Walls                                                               50,620   $   55,116     50,620       50,620*     101,240
------------------------------------------------------------------------------------------------------------------------------------
Eric Westover                                                              11,370   $   12,380     11,370       11,370*      22,739
------------------------------------------------------------------------------------------------------------------------------------
Roger Wielgus                                                               1,588   $    1,730      1,588        1,588*       3,177
------------------------------------------------------------------------------------------------------------------------------------
Paul J. Yarka                                                              27,387   $   29,820     27,387       27,387*      54,775
------------------------------------------------------------------------------------------------------------------------------------
Terry L. Yaryan                                                           275,636   $  300,117    275,636      275,636*     551,271
------------------------------------------------------------------------------------------------------------------------------------
Dean A. Zastava                                                            19,684   $   21,432     19,684       19,684*      39,368
------------------------------------------------------------------------------------------------------------------------------------
Minjian Zhou                                                                  782   $      852        782          782*       1,565
------------------------------------------------------------------------------------------------------------------------------------
Adam Sicker                                                                     0   $        0          0            0*           0
------------------------------------------------------------------------------------------------------------------------------------
Jay Lasiter                                                                 1,956   $    2,130      1,956        1,956*       3,912
------------------------------------------------------------------------------------------------------------------------------------
Steve Brown                                                                 3,912   $    4,260      3,912        3,912*       7,825
------------------------------------------------------------------------------------------------------------------------------------
Ruth Craven                                                                 1,956   $    2,130      1,956        1,956*       3,912
------------------------------------------------------------------------------------------------------------------------------------
Stewart Cooper                                                              1,956   $    2,130      1,956        1,956*       3,912
------------------------------------------------------------------------------------------------------------------------------------
Cory Probasco                                                               1,956   $    2,130      1,956        1,956*       3,912
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                NEW        POST-
                                 COMMON     PREFERRED                                                         COMMON      CLOSING
                                 SHARES       SHARES       PURCHASE    REDEEMED    REDEMPTION     SHARES      SHARES       SHARES
SHAREHOLDER                     EXCHANGED   RECEIVED(1)      PRICE      SHARES        PRICE      RETAINED    ISSUED(2)   OPTIONS(3)
------------------------------------------------------------------------------------------------------------------------------------
David Kussie                                                                1,956   $    2,130      1,956        1,956*       3,912
------------------------------------------------------------------------------------------------------------------------------------
Susan Chamberlain                                                           1,956   $    2,130      1,956        1,956*       3,912
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                          9,447,911    9,447,911    $10,253,135   1,389,024   $1,512,394  4,342,648   21,666,464   26,009,111
====================================================================================================================================

                                                                    SCHEDULE III

                        Employment Agreement Terminations

       Employee                                Consideration

Glenn E. Montgomery                                $813,383
Mark L. Epstein                                    $813,383
Larry J. Engelken                                  $813,383

                                                                     SCHEDULE IV

                                    CONTINGENT PAYMENTS


                                            ADDITIONAL
     PARTY                                   PAYMENT                                 DESCRIPTION
Glenn E. Montgomery                         $  711,978        Deferred Compensation
------------------------------------------------------------------------------------------------------------------------
                                            $  492,000        Finance Fee paid in connection with the Recapitalization
------------------------------------------------------------------------------------------------------------------------
TOTAL CONTINGENT PAYMENTS TO MONTGOMERY     $1,203,978
------------------------------------------------------------------------------------------------------------------------
Mark L. Epstein                             $  711,978        Deferred Compensation
------------------------------------------------------------------------------------------------------------------------
Larry J. Engelken                           $  711,978        Deferred Compensation
------------------------------------------------------------------------------------------------------------------------
Murray T. Holland                           $  100,000        Deferred Compensation
------------------------------------------------------------------------------------------------------------------------
                                            $  245,000        Finance Fee paid in connection with the Recapitalization
------------------------------------------------------------------------------------------------------------------------
TOTAL CONTINGENT PAYMENTS TO HOLLAND        $  345,000
------------------------------------------------------------------------------------------------------------------------
Scott M. Schley                             $  246,000        Finance Fee paid in connection with the Recapitalization.
------------------------------------------------------------------------------------------------------------------------
TOTAL CONTINGENT PAYMENTS                   $3,218,934
------------------------------------------------------------------------------------------------------------------------

                              INDEX OF ATTACHMENTS
                              --------------------

Annex I                        Definitions
Schedule I                     Investors
Schedule II                    Shareholders

Schedule III                   Employment Agreement Terminations
Schedule IV                    Contingent Payments

Schedule 1.6                   Certain Funded Indebtedness
Schedule 4.1                   Organization
Schedule 4.2                   Equity Investments
Schedule 4.3                   Capital Stock
Schedule 4.4                   Approvals
Schedule 4.5                   Authority
Schedule 4.6                   Financial Statements
Schedule 4.7                   Absence of Undisclosed Liabilities
Schedule 4.8                   Absence of Changes
Schedule 4.9                   Employment Agreements
Schedule 4.10                  Tax Matters
Schedule 4.11                  ERISA Compliance
Schedule 4.12                  Title to Assets
Schedule 4.13                  Real Property
Schedule 4.14                  Intellectual Property
Schedule 4.15                  Agreements
Schedule 4.16                  Compliance with Laws

Schedule 4.17                  Litigation
Schedule 4.18                  Insurance
Schedule 4.19                  Labor Relations
Schedule 4.20                  Environmental Matters
Schedule 4.21                  Change in Control
Schedule 4.23                  Conflicts of Interest
Schedule 4.24                  Company Brokers
Schedule 4.25                  Related Transaction
Schedule 4.27                  Accounts and Notes Receivable
Schedule 4.29                  Bank Accounts: Power of Attorney
Schedule 4.33                  Post-Closing Ownership
Schedule 4.35                  Prior Transactions
Schedule 5.5                   Responsible Shareholder Brokers
Schedule 6.3                   Investor Brokers
Schedule 10.1                  Proportionate Percentages

Exhibit A                      EDS Option Agreement
Exhibit B                      MTH Option Agreement
Exhibit C                      Restated Charter
Exhibit D                      Small Business Sideletter
Exhibit E                      Deferred Payment Agreements
                                    o   Glenn L. Montgomery
                                    o   Mark L. Epstein
                                    o   Larry J. Engelken
                                    o   Scott M. Schley
                                    o   MTH
Exhibit F                      Stock Purchase and Redemption Agreement